Exhibit 10.6

EXECUTION COPY

XINYUAN REAL ESTATE CO., LTD.

To

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as Trustee

INDENTURE

Dated as of

April 13, 2007

2% Guaranteed Convertible Subordinated Notes due 2012

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

(continued)

Exhibit A: Regulation S Legend

Exhibit B: Form of Guarantee

Exhibit C: Form of Security Documents

Exhibit D: Conversion Notice

Exhibit E: Agent Conversion Fax

INDENTURE

INDENTURE dated as of April 13, 2007 between XINYUAN REAL ESTATE CO., LTD., a company incorporated with limited liability in the Cayman Islands (hereinafter called the “Company”), having its principal office at P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, the Guarantor and The Hongkong and Shanghai Banking Corporation Limited, as trustee (hereinafter called the “Trustee”).

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2% Guaranteed Convertible Subordinated Notes due 2012 (hereinafter called the “Notes”) and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of Designated Event Repurchase Notice, a form of Repurchase Notice and a form of Conversion Notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, each of the Company and the Guarantor covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust

Indenture Act (as defined herein) and in the Securities Act (as defined herein) as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Account Agreement” means the onshore account agreement dated as of the Issue Date by and among the WFOE and Industrial and Commercial Bank of China, Zhengzhou Branch, as account bank.

“Additional Interest” means an annual rate of interest equal to 0.5% payable on the outstanding Notes if the Company fails to deliver to the Collateral Agent an Officers’ Certificate with the required written evidence pursuant to Section 4.35, such interest accruing from and including the relevant date in Section 4.35 (or, if Interest has been paid since such date, from and including the most recent Interest Payment Date thereafter) to but excluding each date of payment thereof until the earlier of (x) the filing of WFOE Share Pledge with the MOFCOM (or, if approved by the MOFCOM, all subsequent filings with the SAFE, the SAIC and any other PRC Governmental Authorities (to the extent required by law to perfect a security interest)) and (y) the repayment in full of the Notes.

“Additional Amounts” has the meaning set forth in Section 4.31.

“Additional Assets” means:

(a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any of its Subsidiaries and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person,

(3) any Person described in clause (a) above, or

(c) any spouse, parent, child, brother or sister of any Person described in clauses (a) or (b) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Section 4.12 and Section 4.14 and the definition of “Additional Assets” only, “Affiliate” shall also mean any Beneficial Owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof.

“Agent” means the Trustee, any Security Registrar, co-registrar, paying agent or additional paying agent, conversion agent or the Collateral Agent, and collectively they are referred to herein as “Agents”.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares), or

(b) any other Property of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary,

other than, in the case of clause (a) or (b) above,

(1) any disposition by a Subsidiary of the Company to the Company or by the Company or one of its Subsidiaries to a Wholly Owned Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.10,

(3) any disposition effected in compliance with the first paragraph of Section 5.01,

(4) any disposition of inventory (including, without limitation, residential units held for sale in the ordinary course of business), receivables and other current assets of the Company or any of its Subsidiaries (including properties under development for sale and completed properties for sale) in the ordinary course of business, or inventory or other property that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out,

(5) the sale or discount of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business, and

(6) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration and with a Fair Market Value of less than $1.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the present value (discounted at the weighted average interest rate implicit in the Sale and Leaseback Transaction, compounded annually in the most recently completed twelve months) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) except as set out in clause (3), in respect of a corporation, the board of directors of the corporation, or (except if used in the definition of “Change of Control”) any duly authorized committee thereof; (2) except as set out in clause (3), in respect of any other Person, the board or committee of that Person serving an equivalent function; and (3) in the case of each PRC Subsidiary other than the WFOE, one executive director.

“Board Resolution” of a Person means a copy of a resolution (in form and substance satisfactory to the Trustee) certified by the secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Expenditures” means expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company and its Subsidiaries) by the Company and its Subsidiaries that, in conformity with GAAP, are included in “additions to property, plant and equipment” or as capitalized internally developed software or comparable items reflected in the consolidated balance sheet of the Company and its Subsidiaries, excluding, however, (i) the application of insurance loss proceeds and (ii) the purchase, development, construction or improvement of real estate or land-use rights used in a Related Business.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11 a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Cash Balance” means cash and Cash Equivalents in hand or at a bank or financial institution and credited to an account in the name of the Company or any Subsidiary of the Company and to which the Company or such Subsidiary is alone beneficially entitled and has sole control.

“Cash Equivalents” means any of the following:

(a) Investments in U.S. Government Securities maturing within 180 days of the date of acquisition thereof;

(b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated “A” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state are pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1) the long-term debt of such state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2) such obligations mature within 180 days of the date of acquisition thereof; and

(f) time deposit accounts, certificates of deposit and money market deposits with (i) Bank of China, Industrial and Commercial Bank of China, China Construction Bank and China Merchants Bank or (ii) any other bank or trust company organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those banks.

“Change of Control” means the occurrence of any of the following events:

(a) the Permitted Holders cease to be the Beneficial Owners directly or indirectly, of at least 27.5% of the total voting power of the Voting Stock of the Company or are no longer the Beneficial Owners of the largest percentage of voting power of the Voting Stock of the Company, or if Mr. Zhang does not otherwise have the ability to control the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation and “control” means the ability, directly or indirectly, to influence any decision of, or to direct or cause the direction of, the management and policies of the Company, including, without limitation, decisions pertaining to operations and maintenance); or

(b) whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, persons holding a majority of the Voting Stock of the Company prior to such transaction hold less than a majority of the Surviving Person’s Voting Stock after such transaction; or

(c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all of the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(d) Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office; or

(e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, société anonyme, and any successor thereto.

“Closing Sale Price” of the Common Shares or other equity securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which Common Shares or other equity securities are traded or, if the Common Shares or other equity securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or by Pink Sheets LLC. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agent” means The Hongkong and Shanghai Banking Corporation Limited, and any successor collateral agent appointed pursuant to the terms of this Indenture.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Depositary” means, with respect to the Notes issuable or issued in global form, The Hongkong and Shanghai Banking Corporation Limited, as the Common Depositary to Euroclear and Clearstream with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Common Shares” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Shares of the Company at the date of this Indenture (namely, the Common Shares, par value US$0.0001) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 5 and Section 15.06, shall include its successors and assigns.

“Consolidated Interest Expense” means, for any period, the total interest expense (excluding tax) of the Company and its consolidated Subsidiaries (whether paid or accrued), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries, without duplication,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance cost, including commitment fees, but excluding debt issuance costs attributable solely to the warrants issued contemporaneously with the Notes,

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of fees),

(g) Disqualified Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock),

(h) Preferred Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock) of Subsidiaries,

(i) interest accruing on (x) any Debt of any other Person to the extent such Debt is guaranteed by the Company or any of its Subsidiaries (other than Pre-Registration Mortgage Guarantees), and (y) any Debt of any other Person secured by assets or property of the Company or any of its Subsidiaries, and

(j) the cash contributions to any employee stock ownership plan or similar trust, if any and to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Interest Expense Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive Fiscal Quarters ending at least 45 days prior to such determination date to

(b) Consolidated Interest Expense for such four Fiscal Quarters;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any of its Subsidiaries has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Expense Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and provided further that the amount of Debt Incurred under revolving credit facilities shall be deemed to be the average daily balance of such Debt during such period (or any shorter period in which such facilities are in effect) and

(2) if

(A) since the beginning of such period the Company or any of its Subsidiaries shall have made any Asset Sale or an Investment (by merger or otherwise) in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of Property which constitutes all or a substantial part of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Expense Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any Subsidiary of the Company since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Subsidiary of the Company is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable (whether directly or indirectly, contingently or otherwise) for such Debt after such sale and have not provided any security or pledged any assets with respect thereto.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary of the Company, except that:

(1) subject to the exclusions contained in clauses (c), (d) and (e) below, equity of the Company and its consolidated Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or any of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to such Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of the Company and its consolidated Subsidiaries in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusions contained in clauses (c), (d) and (e) below, the equity of the Company and its consolidated Subsidiaries in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause (b)), and

(2) the equity of the Company and its consolidated Subsidiaries in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(d) any extraordinary or non-recurring gain or loss,

(e) the cumulative effect of a change in accounting principles, and

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

“Consolidated Net Worth” means the total of the amounts shown on the consolidated balance sheet of the Company and its Subsidiaries as of (i) the end of the most recent Fiscal Quarter of the Company in the case of Section 4.16 and (ii) in all other cases, the end of the most recent Fiscal Quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

(a) the par or stated value of all outstanding Capital Stock of the Company, plus

(b) paid-in capital or capital surplus relating to such Capital Stock, plus

(c) any retained earnings or earned surplus, less:

(1) any accumulated deficit, and

(2) any amounts attributable to Disqualified Stock (other than the Company’s Series A Preference Shares as constituted on the Issue Date) or any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP.

“Consolidated Tangible Net Worth” means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

“Consolidated Subsidiary Debt to Consolidated Total Tangible Asset Ratio” means the ratio of (a) the aggregate amount of outstanding Debt of the Company’s consolidated Subsidiaries (other than any Debt owed by a Subsidiary of the Company to the Company or any Wholly Owned Subsidiary) to (b) the sum of the consolidated Total Tangible Assets of the Company (as reflected in the Company’s consolidated balance sheet) as of the end of the Fiscal Quarter.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors by, or whose election was ratified with the approval of, a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Contractor Guarantees” means Guarantees by the Company or any Subsidiary of Debt of any contractor, builder or other similar Person engaged by the Company or such Subsidiary in connection with the development, construction or improvement of real property, which Debt was Incurred by such contractor, builder or other similar Person solely to finance the cost of such development, construction or improvement.

“Conversion Price” as of any date shall equal $100,000 divided by the Conversion Rate as of such date.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Level 30, HSBC Main Building, 1 Queen’s Road, Central, Hong Kong, Attn: Corporate Trust and Loan Agency.

“Credit Facilities” means, with respect to any PRC Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders in the PRC providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by any lender or syndicate of lenders.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Debt shall not include any capital commitments or similar obligations Incurred in the ordinary course of business in connection with the acquisition, development, construction or improvement of real or personal property (including land use rights) to be used in a Related Business; provided that such Debt is not reflected and is not required under GAAP to be reflected on the balance sheet of the Company or any Subsidiary (contingent obligations and commitments referred to in a note to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet).

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to the net amount payable by such Person if such Hedging Obligation terminated at that time due to default by such Person.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Event” shall mean the occurrence of a Fundamental Change or a Termination of Trading.

“Designated Senior Debt” of the Company means (a) the Credit Facilities, (b) the Floating Rate Notes and (c) any other Senior Debt of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as “Designated Senior Debt” for purposes of this Indenture.

“Disqualified Stock” means any Capital Stock of the Company or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof (except that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10 hereof and such repurchase rights are no more favorable to holders of such Capital Stock than rights under Section 4.12 and Section 4.17 granted to Holders hereunder), in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends or the distributions with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

(1) the provision for taxes based on income or profits or utilized in computing net loss,

(2) Consolidated Interest Expense,

(3) depreciation,

(4) amortization of intangibles, and

(5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period or amortization of a prepaid cash expense paid in a period prior to the period that is subject to calculation), minus

(b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

“Euroclear” means Euroclear Bank, S.A./N.V., and any successor thereto.

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Time” means, with respect to any distribution on Common Shares, the first date on which the Common Shares trade regular way on the principal securities market on which the Common Shares are then traded without the right to receive such distribution.

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company,

(b) if such Property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution delivered to the Trustee, or

(c) if such Property has a Fair Market Value in excess of $10.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor dated within 30 days of the relevant transaction delivered to the Trustee.

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Floating Rate Note Guarantees” means the guarantee by one or more of the Company’s Subsidiaries of the Floating Rate Notes pursuant to the terms of the indenture governing the terms of the Floating Rate Notes.

“Floating Rate Notes” means the Company’s Senior Floating Rate Notes due 2010 issued pursuant to that certain indenture dated April 13, 2007 by and among the Company and The Hongkong and Shanghai Banking Corporation Limited, as Trustee.

“Fundamental Change” means the occurrence, at any time after a Qualifying IPO, of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all the Common Shares shall be exchanged for, converted into, acquired for or constitutes solely the right to receive consideration which is not all or substantially all common stock, depositary receipts, Common Shares or other certificates representing common equity interests that are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange or approved, or are approved, or immediately after such transaction or event will be approved, for quotation on the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or any similar United States system of automated dissemination of quotations of securities prices.

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Governmental Approval” means any authorization of or by, consent of, approval of, license from, ruling of, permit from, tariff by, rate of, certification by, exemption from, filing with (except any filing relating to the perfection of security interests), variance from, claim of, order from, judgment from, decree of, publication to or by, notice to, declaration of or with or registration by or with any Governmental Authority, whether tacit or express.

“Governmental Authority” means any federal, state, national, provincial, municipal, local, territorial or other government department, ministry (including local counterparts thereof), commission, board, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee” means the Guarantee of the Notes by each of the Guarantors pursuant to Article 9 and in the form of the Guarantee attached as Exhibit B and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.18.

“Guarantor” means Xinyuan Real Estate and any Subsidiary of the Company that becomes a Guarantor pursuant to Section 4.18 or who otherwise executes and delivers a supplemental indenture (in form satisfactory to the Trustee) to the Trustee providing for a Guarantee; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

“Holder” or “holder” as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Register maintained by the Registrar.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Intangible Assets” shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries classified as goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated the Issue Date between the Trustee and the trustee for the Floating Rate Notes.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person.

“Issue Date” means April 13, 2007.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the PRC, Hong Kong, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Material Adverse Effect” means a material adverse effect on (a) the property, business, operations, financial condition, liabilities, capitalization or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of any such Person to perform its payment obligations or any of its material obligations under any of the Security Documents to which such Person is a party, (c) the validity or enforceability of any of the Security Documents, (d) the material rights and remedies of the Trustee or the Collateral Agent under any of the Security Documents or (e) the timely payment of any principal or premium of, or interest on, or performance or compliance with any of the obligations under, any of the Notes or this Indenture.

“Minimum Consolidated Interest Expense Coverage Ratio” means a Consolidated Interest Expense Coverage Ratio greater than 4.0 to 1.00.

“MOFCOM” means the Ministry of Commerce of the PRC.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mr. Zhang” means Mr. ZHANG Yong, a resident of Zhengzhou in Henan Province, PRC.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Cayman Islands national, provincial, foreign and local taxes required to be accrued as a liability under the GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with the GAAP, against any liabilities directly arising from the disposal of the Property in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale.

“Notes” has the meaning specified in the preamble to this Indenture.

“Obligations” means the Notes, the Guarantees and all other obligations of any obligor under this Indenture, the Notes, the Guarantees and the Security Documents.

“Officers’ Certificate” means a certificate, in form and substance satisfactory to the Trustee, signed by two Officers (the list of Officers and the specimen signatures of whom shall be provided to the Trustee from time to time) of the Company and which certificate meets the requirements of Section 17.05 hereof and is delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 12.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) that shall have been otherwise defeased in accordance with Article 11;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Notes converted into Common Shares (or for which payment has been given in lieu of fractional shares) pursuant to Article 15 and Notes deemed not outstanding pursuant to Article 3.

“Performance Warrants” shall mean (i) that certain Warrant dated August 25, 2006, issued by the Company to Blue Ridge China Partners, L.P., and (ii) that certain Warrant dated August 25, 2006, issued by the Company to EI Fund II China, LLC.

“Performance Warrant Shares” shall mean any and all Common Shares, equity interests or rights, warrants, options or other securities exercisable for, or convertible into, Common Shares issued pursuant to the Performance Warrants.

“Permitted Debt” means:

(a) (i) Debt of the Company evidenced by the Notes and Debt of the Guarantors evidenced by Guarantees and (ii) Debt of the Company evidenced by the Convertible Notes and Debt of the Guarantors evidenced by the Convertible Note Guarantees, in the aggregate pursuant to this clause (a) up to $100.0 million;

(b) Debt of any PRC Subsidiary under Credit Facilities;

(c) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of any Subsidiary of the Company owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(d) Debt of any PRC Subsidiary of the Company outstanding on the date on which such Subsidiary is acquired by the Company or otherwise becomes a Subsidiary of the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Subsidiary is acquired by the Company or otherwise becomes a Subsidiary of the Company and after giving effect to the Incurrence of such Debt, the Minimum Consolidated Interest Expense Coverage Ratio would have been complied with.

(e) Debt under Interest Rate Agreements entered into by the Company or a Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to and do not exceed payment obligations on Debt otherwise permitted by the terms of this Section;

(f) Debt under Currency Exchange Protection Agreements entered into by the Company or any of its Subsidiaries for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Subsidiary in the ordinary course of business and not for speculative purposes;

(g) Debt in connection with one or more standby letters of credit, performance bonds, return of money bonds or surety bonds issued by the Company or a Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit not exceeding $1.0 million in the aggregate at any time;

(h) Debt of any of the Company’s Subsidiaries outstanding on the Issue Date not otherwise described in clauses (a) through (g) above;

(i) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clauses (a), (d) and (h) above (which shall not include the Shareholders’ Loan);

(j) Debt Incurred by any PRC Subsidiary for the purpose of financing (i) all or any part of the purchase price of assets, real or personal property (including the lease purchase price of land-use rights) or equipment to be used in the ordinary course of business by a Subsidiary of the Company in the Related Business, including such purchase through the acquisition of Capital Stock of any Person all or substantially all of the assets of which consist of real or personal property or equipment which will, upon such acquisition, become a Subsidiary of the Company or (ii) all or any part of the purchase price or the cost of development, construction or improvement of real or personal property (including the lease purchase price of the land-use rights) or equipment to be used in the ordinary course of business by a Subsidiary of the Company in the Related Business; provided, however that (A) the aggregate principal amount of such Debt shall not exceed such purchase price or cost and (B) such Debt shall be Incurred no later than 75 days after the acquisition of such property or completion of such development, construction or improvement;

(k) Pre-Registration Mortgage Guarantees by the Company or any Subsidiary that do not exceed 25% of the Total Tangible Assets of the Company in the aggregate at any one time outstanding;

(l) Debt Incurred by any Subsidiary constituting reimbursement obligations with respect to workers’ compensation claims or self-insurance obligations or bid, performance or surety bonds (in each case other than for an obligation for borrowed money) and in any such case Incurred in the ordinary course of business;

(m) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five Business Days of Incurrence; and

(n) (i) guarantees by the WFOE or any PRC Subsidiary of Debt of any PRC Subsidiary that was permitted to be Incurred by any provision of Section 4.09 or (ii) guarantees by any Subsidiary of the Company of Debt of another Subsidiary of the Company that was permitted to be incurred under clause (e) or (f) of this definition.

“Permitted Holders” means Mr. Zhang and Ms. YANG Yuyan, a resident of Zhengzhou in Henan Province, PRC, and their respective estates, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 80% of the total voting power of the Voting Stock of such Person.

“Permitted Investment” means any Investment by the Company or any of its Subsidiaries in:

(a) the Company or any of its Subsidiaries engaged in a Related Business;

(b) any Person that will, upon the making of such Investment, become a Subsidiary of the Company, provided that the primary business of such Subsidiary is a Related Business;

(c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Subsidiary of the Company, provided that such Person’s primary business is a Related Business;

(d) Cash Equivalents;

(e) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business not exceeding $100,000 in the aggregate at any time;

(g) loan and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $100,000 in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or one of its Subsidiaries or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with Section 4.12 or (B) any disposition of Property not constituting an Asset Sale;

(j) Hedging Obligations by the Company or any Guarantor that are otherwise permitted to be incurred under this Indenture, and which were entered into for financial management of interest rates, foreign currency exchange rates and are directly related to transactions entered into by such Person in the ordinary course of its business, and not for speculative purposes;

(k) any Investment pursuant to Pre-Registration Mortgage Guarantees or Contractor Guarantees (other than to any Affiliate of the Company that is not a

Wholly Owned Subsidiary) by the Company or any Subsidiary that do not exceed 25% of the Total Tangible Assets of the Company in the aggregate at any one time outstanding;

(l) advances to contractors or suppliers (other than an Affiliate of the Company) for the acquisition of assets or consumables or services in ordinary course of business that are recorded as deposits or prepaid expenses on the Company’s consolidated balance sheet not exceeding $100,000 in the aggregate at any time;

(m) deposits of pre-sale proceeds made in order to secure the completion and delivery of pre-sold properties and issuance of the related land use title in ordinary course of business;

(n) deposits made in order to secure the performance of the Company or any of its Subsidiaries in connection with the acquisition, construction, development or improvement of real property or land-use rights by the Company or any Subsidiaries in the ordinary course of business; and

(o) other Investments made for Fair Market Value that do not exceed $1.0 million in the aggregate outstanding at any one time.

“Permitted Junior Securities” means Common Shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Article 16 with respect to the Notes to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.

“Permitted Liens” means:

(a) Liens in favor of the Company, any Guarantor or any Wholly Owned Subsidiary;

(b) Liens securing, or created for the benefit of securing, the Notes, the Guarantees, the Floating Rate Notes and the Floating Rate Note Guarantees (provided, however, that any such Liens securing the Notes or Guarantees are provided subsequent and junior to Liens securing the Floating Rate Notes and the Floating Rate Note Guarantees);

(c) Liens to secure Debt permitted to be Incurred under clause (b) of the definition of “Permitted Debt” and other obligations thereunder, provided that any such Lien is limited to the accounts receivable and inventory of the PRC Subsidiary;

(d) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(e) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f) Liens on the Property of the Company or any of its Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property or any other Debt and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company or any of its Subsidiaries;

(g) Liens on Property at the time the Company or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any such Lien may not extend to any other Property of the Company or any of its Subsidiaries; provided further, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any of its Subsidiaries;

(h) Liens on the Property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other Property of the Company or any other Subsidiary of the Company that is not a direct Subsidiary of such Person; provided further, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

(i) pledges or deposits by the Company or any of its Subsidiaries under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property or any other Debt or for the payment of Debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(j) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(k) Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above;

(l) Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (g), (h) or (k) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)	the outstanding principal amount, or, if greater, the committed amount, of the Debt (and other obligations thereunder) secured by Liens described under clause (g), (h) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing;

(m) Liens encumbering property or assets under construction in the ordinary course of business arising from progress or partial payments by a customer of the Company or its Subsidiary relating to such property or assets;

(n) Liens (including extensions and renewals thereof) upon real property acquired after the Issue Date; provided that (i) such Lien is created solely for the purpose of securing Debt Incurred under clause (j) of the definition of “Permitted Debt” and such Lien is created prior to, at the time of or within 60 days after the later of the acquisition or the completion of construction, (ii) the principal amount of the Debt secured by such Lien shall not exceed 100% of such cost and (iii) such Lien shall not extend to or cover any property or assets other than such item of property and any improvements on such item;

(o) Liens on deposits of pre-sale proceeds made in order to secure the completion and delivery of pre-sold properties and issuance of the related land use title in ordinary course of business and not securing Debt of the Company or any Subsidiary;

(p) Liens on deposits made in order to secure the performance of the Company or any of its Subsidiary in connection with the acquisition of real property or land-use rights by the Company or any Subsidiary in the ordinary course of business and not securing Debt of the Company or any Subsidiary;

(q) Liens to secure cash collateral in respect of Hedging Obligations pursuant to which Merrill Lynch Capital Services, Inc. or any of its Affiliates is the counterparty; provided that such Liens in the aggregate shall not initially exceed $10.0 million;

(r) Liens arising from the rendering of a final judgment or order against the Company or any of its Subsidiaries that does not give rise to an Event of Default; and

(s) easements, rights-of-way, municipal and zoning ordinances or other restrictions as to the use of properties in favor of governmental agencies or utility companies that do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Subsidiaries.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(i)	such refinancing Debt is used to refinance the entire outstanding principal amount of the Notes, or

(ii) (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced,

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

(e) the new Debt, the proceeds of which are used to Refinance the Notes or any Debt that is pari passu with or subordinate to the Notes or a Guarantee, shall only be permitted if (A) in case the Notes are refinanced in part or the Debt to be Refinanced is pari passu with the Notes or a Guarantee, such new Debt, by its terms or by terms of any agreement or instrument pursuant to which such new Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Guarantee, or (B) in case the Debt to be Refinanced is subordinated in right of payment to the Notes or a Guarantee, such new Debt, by its terms or by the terms of any agreement or instrument to which such new Debt is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Guarantee at least to the extent that the Debt to be Refinanced is subordinated to the Notes or the Guarantee;

provided, however, that Permitted Refinancing Debt shall not include the Debt of any Subsidiary that is not a Guarantor, if such Debt is used to Refinance Debt of the Company or a Subsidiary.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PRC Subsidiary” means any Subsidiary of the Company incorporated in the PRC.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends or other distributions with respect to Preferred Stock of the Company’s Subsidiaries held by Persons other than the Company or any of its Wholly Owned Subsidiaries.

Pre-Registration Mortgage Guarantees” means any Guarantee by the Company or any Subsidiary in the ordinary course of business of secured loans of purchasers of properties from the Company or any Subsidiary; provided that any such Guarantee shall be released in full on or before the perfection of security interest in such properties under applicable law in favor of the relevant lender.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Qualifying IPO” means a public offering of Common Shares of the Company that results in (i) at least 15% of the Company’s issued and outstanding share capital being publicly held by Persons other than any Affiliate of the Company, the Permitted Holders or other Persons who, prior to the date of such public offering, held Common Shares of the Company, (ii) the gross proceeds of which are not less than $80.0 million and (iii) listing of the Common Shares on Nasdaq’s Capital Market, Global Market or Global Select Market or any other internationally recognized market outside the PRC other than in the Republic of Singapore.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay (in whole or in part), or to issue other Debt, in exchange or replacement for (in whole or in part), such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means real estate acquisition, development, sales, leasing and management, landscaping, brokerage and other services related to the aforementioned businesses, in each case commensurate with the activities of the PRC Subsidiaries on the Issue Date.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Section 4.12 and the definitions of “Consolidated

Interest Expense Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any of its Subsidiaries (including any payment in connection with any merger or consolidation with or into the Company or any of its Subsidiaries), except for any dividend or distribution that is made solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than from the Company or any of its Wholly-Owned Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d) any Investment (other than Permitted Investments) in any Person.

“Regulation S Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

“RMB” means the lawful currency of the PRC.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAIC” means the PRC State Administration for Industry and Commerce.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any of its Subsidiaries transfers such Property to another Person and the Company or any of its Subsidiaries leases it from such Person.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Security Documents” means each of the following instruments and documents in favor of the Collateral Agent for the benefit of the holders of the Notes, the Guarantees and all other obligations of any obligor under this Indenture, the Notes, the Guarantees and the Security Documents, whenever incurred, and also for the benefit of the present and future holders of all other Obligations and any document perfecting such security interests pursuant to the terms of Article 10 hereof: (i) a first equitable mortgage in respect of shares in Xinyuan Real Estate (ii) a second equitable mortgage in respect of shares in Xinyuan Real Estate, (iii) the WFOE Share Pledge, (iv) a pledge agreement of rights in a loan from Xinyuan Real Estate to the WFOE, and (v) any one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company, any Person beneficially owning Capital Stock issued by the Company, or any other Obligor creating a Lien upon Capital Stock issued by the Company or upon property owned or to be acquired by the Company or such other Obligor.

“Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding) and Additional Amounts in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

(b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A) Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated Obligations;

(B) any Debt Incurred in violation of the provisions of this Indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability any state, national, provincial, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any of its Subsidiaries; or

(F) any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Debt” of any Guarantor has a correlative meaning.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.

“Subordinated Obligation” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Guarantee pursuant to a written agreement to that effect.

“Subsidiary” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Taxes” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Governmental Authorities.

“Termination of Trading” will be deemed to have occurred if, (i) at any time after a Qualifying IPO, the Common Shares (or other common stock, depositary receipts, Common Shares or other certificates representing common equity interests into which the Notes are then convertible) is neither listed for trading on a United States national or regional securities exchange nor approved for trading on any of the Nasdaq’s Capital Market, Global Market or Global Select Market.

“Total Tangible Assets” means, as of any date, the total consolidated assets of the Company and its Subsidiaries, minus (a) any minority interest in any Person that is not a Wholly Owned Subsidiary of the Company, if such minority interest would be reflected at such date on a consolidated balance sheet of the Company and its Subsidiaries and (b) any securities issued by the Company held as treasury securities, and (c) all Intangible Assets, measured in accordance with GAAP for the most recent quarterly or semi-annually period for which consolidated financial statements of the Company (which the Company shall use its best efforts to compile in a timely manner) are available (which may be internal consolidated financial statements). Total Tangible Assets shall be calculated after giving pro forma effect to include the cumulative value of all of the real property the acquisition, development, construction or improvement of which requires or required the Incurrence of Debt and calculation of Total Tangible Assets thereunder, as measured by the purchase price or cost providing such Debt.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 8.03 and Section 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“WFOE” means Xinyuan (China) Real Estate Co., Ltd., a wholly foreign-owned limited liability company organized and existing under the laws of the PRC.

“WFOE Share Pledge” means that certain Share Pledge to be entered into by the Guarantor and relating to the equity interests owned by the Guarantor in the WFOE.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

“Working Capital Ratio” means, the ratio of (a) the sum of current assets of the Company and its Subsidiaries on a consolidated basis to (b) the sum of the current liabilities of the Company and its Subsidiaries on a consolidated basis.

“Xinyuan Real Estate” means Xinyuan Real Estate, Ltd., a company incorporated with limited liability in the Cayman Islands all of whose Capital Stock is owned by the Company as of the Issue Date.

Section 1.02. Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.33
“Adjustment Event”	15.05
“Affiliate Transaction”	4.14
“Allocable Excess Proceeds”	4.12
“Asset Sale Offer”	4.12
“Authentication Order”	2.04
“Benefited Party”	9.01
“Change of Control Offer”	4.17
“Company Repurchase Notice”	3.07
“Company Repurchase Notice Date”	3.07
“Conversion Date”	15.02
“Conversion Notice”	15.02
“Conversion Rate”	15.04
“Current Market Price”	15.05
“Defaulted Interest”	2.03
“Designated Event Expiration Time”	3.05
“Designated Event Notice”	3.05
“Designated Event Offer”	4.37
“Designated Event Repurchase Date”	3.05
“Designated Event Repurchase Notice”	3.05
“Determination Date”	15.05
“Distributed Property”	15.05
“Event of Default”	6.01
“Excess Proceeds”	4.12
“Excessive Additional Amounts	3.02
“Ex-Dividend Date”	15.05
“Expiration Time”	15.05
“Future Guarantor”	9.03
“Future Subsidiary Pledgor”	10.02
“Global Note”	2.02
“Guarantor Pledgor”	10.02
“Non-electing share”	15.06
“Non-Payment Default”	16.02
“Security Register”	2.05
“Security Registrar”	2.05
“Offer Amount”	3.02
“Offer Period”	3.02
“Offer to Purchase”	3.02
“Payment Blockage Notice”	16.02
“Payment Default”	16.02
“Purchase Date”	3.02

“Purchase Price”	3.02
“Purchased Shares”	15.05
“Record Date”	15.05
“Relevant Taxing Jurisdiction”	4.35
“Repurchase Date”	3.06
“Repurchase Notice”	3.06
“Restricted Note”	2.05
“Secured Party”	10.01
“Trading Day”	15.05
“Trigger Event”	15.05

Section 1.03. Rules of Construction.

(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(vii) “including” means “including without limitation;”

(viii) provisions apply to successive events and transactions;

(ix) “$” means the lawful currency of the United States of America; and

(x) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “2% Convertible Subordinated Notes due 2012”. Notes not to exceed the aggregate principal amount of $25 million upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Common Depositary in order for the Notes to be tradable on Euroclear and Clearstream or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with Euroclear, Clearstream or the Common Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Notes will be represented by one or more Notes in global form registered in the name of the Common Depositary or the nominee of the Common Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Common Depositary in accordance with this Indenture and the applicable procedures of the Registrar. Except as provided in Section 2.05(a), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note (other than in an enforcement by such owner of a beneficial interest to exchange such beneficial interest for Notes in certificated form).

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Registrar in such manner and upon instructions given by the holder of such Global Notes in accordance with this Indenture. Payment of principal of and Interest and premium, if any, on any Global Note shall be made to the holder of such Note.

Section 2.03. Date And Denomination Of Notes; Payments Of Interest. The Notes shall be issuable in registered form without coupons in denominations of $100,000 principal amount and multiples thereof. Each Note shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the Interest payable on such interest payment date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the repurchase date, as the case may be, falls after a record date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of Interest becoming due on such interest payment date shall be payable to the holders of such Notes registered as such on the applicable record date).

Notwithstanding the foregoing, if any Note (or portion thereof) is converted into Common Shares during the period after a record date for the payment of Interest to, but excluding, the next succeeding interest payment date, holders of such Note at the close of business on the record date shall receive Interest payable on such Note (or portion thereof) up to and excluding such corresponding interest payment date notwithstanding the conversion. Such Note (or portion thereof), upon surrender for conversion, shall be accompanied by funds equal to the amount of Interest payable on such Note so converted; provided that no such payment shall be made (i) if the Company has specified a redemption date that is after a record date but on or prior to the next succeeding interest payment date, (ii) if the Company has specified a Designated Event Repurchase Date that is after a record date but on or prior to the next succeeding interest payment date or (iii) to the extent of any overdue Interest at the time of conversion with respect to such Note. Interest shall be payable at the office or agency of the Company, which shall initially be an office of the Trustee. The Company shall pay Interest (i) on any Notes in certificated form by (x) check mailed to the address of the Person entitled thereto as it appears in the Register (or upon written notice, by wire transfer in immediately available funds, if such Person is entitled to Interest on aggregate principal in excess of $2 million) or (y) by transfer to an account maintained by such person in the United States or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Paying Agent or the Trustee. The term “record date” with respect to any interest payment date shall mean the April 1 and October 1 preceding the applicable April 15 or October 15 interest payment date, respectively.

Notwithstanding the foregoing, any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any April 15 or October 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on the Business Day immediately prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (with the consent of the Company) for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at such holder’s address as it appears in the Security Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual signature of its Chief Executive Officer or President and attested by the manual signature of its Secretary. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Security Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or such holder’s attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange or register a transfer of (a) any Notes or portions thereof for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof surrendered for conversion pursuant to Article 15 or (c) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Common Depositary or a nominee thereof and delivered to the Common Depositary or a nominee thereof, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Common Depositary or a nominee thereof unless (A) the Common Depositary has notified the Company that it is unwilling or unable to continue as Common Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety (90) days, (B) an Event of Default has occurred and the maturity of the Notes has been accelerated in accordance with Section 6.01 and any Noteholder shall have given written notice to the Company requesting the issuance of definitive Notes or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes; provided that beneficial interests in a Global Note may be exchanged for definitive certificated Notes upon request by or on behalf of the Common Depositary in accordance with customary procedures. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Common Depositary or a nominee thereof shall not be a Global Note.

(iii) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Common Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Common Depositary to the Trustee, as Security Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Common Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Common Depositary or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing of the Common Depositary. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing of the Common Depositary, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, at the direction of the Trustee, to reflect such reduction.

(c) The transfer restrictions set forth below shall apply to the Notes, whether in the form of a Global Note or a Certificated Note.

Until the date that is two years after the last original issue date of the Notes, any certificate evidencing such Note (and all securities issued in exchange therefor or in substitution thereof) and any share certificate representing Common Shares issued upon conversion of any Note shall bear the Regulation S Legend, unless (1) such Note or such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Shares have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, (2) such Note or such Common Shares are eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision) or (3) otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Every Note that bears or is required under this Section 2.05(c) to bear the Regulation S Legend (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the Regulation S Legend) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Note, by such Noteholder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Note or any interest therein.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Regulation S Legend have been satisfied may, upon surrender of such Note for exchange to the Security Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Regulation S Legend. If the Restricted Note surrendered for exchange is represented by a Global Note bearing a Regulation S Legend, the principal amount of the Global Note so legended shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Regulation S Legend shall be increased by an equal principal amount. If a Global Note without the Regulation S Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver a Global Note without the Regulation S Legend to the Common Depositary.

Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Regulation S Legend.

(d) Any Note or Common Share issued upon the conversion of a Note that is purchased or owned by the Company or any Subsidiary thereof may not be resold by the Company or such Subsidiary unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Shares, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(e) The Company shall use its best efforts to prevent any Affiliate who is not a Subsidiary from reselling any Note or Common Shares issued upon the conversion of a Note, except for the resale of such Notes or Common Shares pursuant to an effective registration statement or resales of such Notes or Common Shares to the Company or a Subsidiary.

(f) The Trustee shall have no responsibility or obligation to any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Common Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any other Person (other than the Common Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders of the Notes and all payments to be made to holders of the Notes under the Notes shall be given or made only to or upon the order of the registered holders of the Notes (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the customary procedures of the Common Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Shares shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes. Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Security Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. ISIN Numbers. The Company in issuing the Notes may use “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “ISIN” numbers in notices of redemption or repurchases as a convenience to holders of the Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “ISIN” numbers.

ARTICLE III

REDEMPTION AND REPURCHASE OF NOTES

Section 3.01. Redemption of Notes. Except as provided in Section 3.02, the Company may not elect to redeem any Notes prior to maturity of the Notes.

Section 3.02. Redemption for Tax Reasons.

(a) The Notes may be redeemed, at the option of the Company or a Surviving Person with respect to the Company, as a whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders and upon reasonable notice in advance of such notice to Holders to the Trustee (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Company or the Surviving Person, as the case may be, for redemption (the “Tax Redemption Date”) if, as a result of:

(i) any change in, or amendment to, laws (or any regulations or rulings promulgated thereunder) affecting taxation; or

(ii) any change in the existing official position or the stating of an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective on or after (i) with respect to the Company or any Guarantor, the Issue Date, or (ii) with respect to any Future Guarantor or Surviving Person, the date such Future Guarantor or Surviving Person becomes a Future Guarantor or Surviving Person, with respect to any payment due or to become due under the Notes, any Guarantee, or this Indenture, the Company, a Surviving Person or a Guarantor, as the case may be, is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the taking of reasonable measures by the Company, a Surviving Person or a Guarantor, as the case may be; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company, a Surviving Person or a Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due.

(b) Prior to the mailing of any notice of redemption for Notes pursuant to the foregoing, the Company, a Surviving Person or a Guarantor, as the case may be, will deliver to the Trustee:

(i) an Officers’ Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Company, a Surviving Person or a Guarantor, as the case may be, taking reasonable measures available to it; and

(ii) an Opinion of Counsel or a written opinion of a tax consultant who is acceptable to the Trustee, either of recognized standing, in form and substance satisfactory to the Trustee, stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

(c) Any Notes that are redeemed will be cancelled.

Section 3.03. Payment of Notes Called For Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Shares pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with Interest accrued to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with Interest accrued to said date) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Notes at the redemption price, together with Interest accrued to said date) such Notes shall cease to be convertible into Common Shares and, except as provided in Section 7.05 and Section 11.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid Interest to (but excluding) the redemption date. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes shall be paid and redeemed by the Company at the applicable redemption price, together with Interest accrued thereon to, but excluding, the redemption date; provided that if the redemption date falls after a record date and on or prior the corresponding interest payment date, then the Interest payable on such interest payment date shall be paid to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption (i) during the continuance of a default in payment of Interest or premium, if any, on the Notes and (ii) if the principal amount of the Notes has been accelerated. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the redemption date at a rate set forth in the Note and such Note shall remain convertible into Common Shares until the principal and Interest shall have been paid or duly provided for.

Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the holders of the Notes, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with Interest accrued to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Notes, together with Interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

Section 3.05. Repurchase at Option of Holders Upon a Designated Event. (a) If there shall occur a Designated Event at any time after a Qualifying IPO and prior to maturity of the Notes, then each Noteholder shall have the right, at such holder’s option and subject to Article 16, to require the Company to repurchase all of such holder’s Notes, or any portion thereof that is an integral multiple of $100,000 principal amount, on the date (the “Designated Event Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days and not more than thirty-five (35) Business Days after the date of the Designated Event Notice (as defined in Section 3.05(b)) of such Designated Event at a cash repurchase price equal to 100% of the principal amount thereof, together with accrued Interest, if any, to but excluding the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such Designated Event Repurchase Date. Repurchases of Notes under this Section 3.05 shall be made, at the option of the holder thereof, upon:

(i) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Note prior to the close of business on the Designated Event Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Designated Event Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) as provided in Section 4.02 or at any other office of the paying agent, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 3.05, a portion of a Note, only if the principal amount of such portion is $100,000 or a whole multiple of $100,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Designated Event Repurchase Date and the time of the book-entry transfer or delivery of the Note.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Designated Event Repurchase Notice contemplated by this Section 3.05 shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the third Business Day immediately prior to the Designated Event Expiration Time by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.05(c) below, which notice shall be received by the Trustee (or other paying agent appointed by the Company) no later than on the third Business Day immediately prior to the Designated Event Expiration Time.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall give notice in accordance with Section 17.03 to all holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof. If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to holders of the Notes. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Note which any Noteholder may elect to have the Company repurchase as provided in this Section 3.05.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Notes, that the holder must exercise the repurchase right on or prior to the close of business on the Business Day immediately preceding the Designated Event Repurchase Date (the “Designated Event Expiration Time”), that the holder shall have the right to withdraw any Notes surrendered prior to the third Business Day prior to the Designated Event Expiration Time, a description of the procedure which a Noteholder must follow to exercise such repurchase right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder’s Notes, the amount of Interest accrued on each Note to the Designated Event Repurchase Date and the ISIN number or numbers of the Notes (if then generally in use) and include a form of Designated Event Repurchase Notice.

No failure of the Company to give the foregoing notices and no defect therein shall limit the holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.

(c) A Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Designated Event Repurchase Notice at any time prior to the Designated Event Expiration Time, specifying:

(i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the Common Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Designated Event Repurchase Notice and that has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Designated Event Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of a conditional withdrawal contained in a Designated Event Repurchase Notice pursuant to the terms of Section 3.05(a).

(d) On the Business Day immediately prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee (or other paying agent appointed by the Company or if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to repurchase on the Designated Event Repurchase Date all the Notes to be repurchased on such date at the appropriate repurchase price, together with accrued Interest to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. Hong Kong time, on the Business Day immediately prior to such date. Subject to receipt of funds or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) the Designated Event Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in this Section 3.05) and (y) the time of delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by this Section 3.05) by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Security Register.

If the Trustee (or other paying agent appointed by the Company) holds money sufficient to repurchase on the Designated Event Repurchase Date all the Notes or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then on or after the Designated Event Repurchase Date (i) the Notes will cease to be outstanding, (ii) Interest on the Notes will cease to accrue, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Notes.

(e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.06 applies, in which the Common Shares of the Company are changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes Common Shares of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate Fair Market Value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Designated Event, including without limitation the applicable provisions of this Section 3.05 and the definitions of Common Shares and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Shares of the Company).

(f) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, filing a Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Designated Event.

Section 3.06. Repurchase of Notes by the Company at Option of the Holder. Unless the Company has elected to redeem all of the Notes in accordance with Section 3.02, and subject to Article 16, Notes shall be purchased by the Company pursuant to the terms of the Notes at the option of the holder thereof on October 15, 2010 (the “Repurchase Date”), for cash, at a repurchase price of 120% of the principal amount thereof, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date, subject to the provisions of Section 3.07(a); provided that no Notes may be repurchased by the Company pursuant to this Section 3.06 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or prior to the Repurchase Date. Repurchases of Notes under this Section 3.06 shall be made, at the option of the holder thereof, upon:

(a) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Note during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the date that is two Business Days prior to the Repurchase Date; and

(b) delivery or book-entry transfer of the Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office or any other office of the Trustee in Hong Kong (or other paying agent appointed by the Company) as provided in Section 4.02, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.06 only if the Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the holder thereof, pursuant to this Section 3.06, a portion of a Note, only if the principal amount of such portion is $100,000 or a whole multiple of $100,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Note.

Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) a Repurchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Repurchase Notice at any time prior to the third Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to, and received by, the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.08 no later than on the third Business Day immediately preceding the Repurchase Date. The Company is not obligated under this Section 3.06 to repurchase Notes listed in such written notice of withdrawal.

The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.07. Company Repurchase Notice.

(a) The Notes to be repurchased on any Repurchase Date pursuant to Section 3.06 will be paid for in cash.

Unless the Company has elected to redeem all of the Notes in accordance with Section 3.02, at least three Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i) the information required by Section 3.07(b) in the Company Repurchase Notice, and

(ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.07(b).

(b) Unless the Company has elected to redeem all of the Notes in accordance with Section 3.02, in connection with any repurchase of Notes, the Company shall, no less than 20 Business Days prior to the Repurchase Date (the “Company Repurchase Notice Date”), give notice to holders at their addresses shown in the Security Register setting forth information specified in this Section 3.07(b) (the “Company Repurchase Notice”). The Company will also give notice to beneficial owners as required by applicable law.

The Company Repurchase Notice shall:

(i) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

(ii) include a form of Repurchase Notice;

(iii) state the name and address of the Trustee (or other paying agent appointed by the Company);

(iv) state that Notes must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the repurchase price;

(v) if the Notes are then convertible, state that Notes as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

(vi) state the ISIN number of the Notes.

The Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall forward such Company Repurchase Notice in the Company’s name and at the Company’s expense.

(c) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, filing a Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of Notes.

Section 3.08. Effect of Repurchase Notice.

Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 3.06, the holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the repurchase price with respect to such Note. Such repurchase price shall be paid to such holder, subject to receipt of funds or Notes by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.06) and (y) the time of delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.06. Notes in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of the third Business Day immediately preceding the Repurchase Date (which Repurchase Notice shall be received by the Trustee no later than on the third Business Day immediately preceding the Repurchase Date), specifying:

(i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the Common Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 3.09. Deposit of Repurchase Price.

(a) Prior to 10:00 a.m. (Hong Kong time) on the Business Day immediately prior to the Repurchase Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company; or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 4.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be purchased as of the Repurchase Date.

(b) If the Trustee or other paying agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, holds cash sufficient to pay the aggregate repurchase price of all the Notes, or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date (i) the Notes will cease to be outstanding, (ii) Interest on the Notes will cease to accrue, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Notes.

Section 3.10. Notes Repurchased in Part. Upon presentation of any Note repurchased pursuant to Section 3.05 or Section 3.06, as the case may be, only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.11. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash or money that remains unclaimed as provided in Section 11.04, held by them for the payment of the repurchase price pursuant to Section 3.05 or Section 3.06, as the case may be; provided that to the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 3.05(d) or Section 3.09, as the case may be, exceeds the aggregate repurchase price of the Notes or portions thereof which the Company is obligated to purchase as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), and Interest (including post-petition interest in any proceeding under any Bankruptcy Law), on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in Hong Kong, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Security Registrar and conversion agent and the Corporate Trust Office shall be considered as an office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.10(a) and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or Interest on the Notes when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(a) The Company shall, on the Business Day immediately prior to each due date of the principal of, premium, if any, or Interest on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or Interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the Business Day immediately prior to the due date, such deposit shall be received by the paying agent by 10:00 a.m. Hong Kong time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or Interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.03 and Section 11.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 4.05. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes.

Section 4.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as is consistent with the Company’s past practice and is in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the holders of the Notes.

Section 4.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the Cayman Islands or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture other than pursuant to Section 2.06; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries, taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08. Reports.

(a) So long as any of the Notes remain outstanding and prior to a Qualifying IPO, the Company shall file with the Trustee and upon the request of the Holders furnish to the Holders all of the following:

(i) As soon as they are available but in any event within 120 calendar days (or 90 calendar days if the Company’s Common Shares are listed on any international securities exchange or are approved for quotation on any system for automated dissemination of securities prices, or if the Company is otherwise required by law or regulation to publicly file information on a periodical basis with a securities regulatory authorities) after the end of the fiscal year of the Company, copies of its financial statements (on a consolidated basis) in respect of such fiscal year (including a statement of income, balance sheet and cash flow statement) audited by a member firm of an internationally-recognized firm of independent accountants in accordance with GAAP, together with an unqualified audit report in respect thereof;

(ii) As soon as they are available, but in any event within 75 calendar days after the end of each of the first, second and third Fiscal Quarters of the Company, copies of its unaudited financial statements (on a consolidated basis) in respect of the respective period (including a statement of income, balance sheet and cash flow statement) prepared on a basis consistent with the audited financial statements of the Company; provided that the Company shall make commercially reasonable efforts to furnish such financial statements within 45 calendar days after the end of each such Fiscal Quarter; and provided further that the financial statements delivered after the end of the second Fiscal Quarter shall cover the six-month period then ended; and

(iii) All public filings with the relevant trading market and regulatory authorities in connection with the Qualifying IPO and thereafter.

(b) So long as any of the Notes remains outstanding, the Company will provide to the Trustee (i) within (x) 45 days after the close of the second Fiscal Quarter of the Company and (y) within the time period described in Section 4.08(a)(i) after the close of the Company’s fiscal year (which is ended December 31), an Officers’ Certificate stating the Consolidated Interest Expense Coverage Ratio, the Consolidated Subsidiary Debt to Consolidated Total Tangible Assets Ratio, the Consolidated Net Worth, the Cash Balance and the Working Capital Ratio, each as of the end of the six month period ending on the end of the second Fiscal Quarter or fiscal year, as the case may be, and showing in reasonable detail the calculation of such ratios and amounts, including the arithmetic computations of each component of such ratios and amounts; and (ii) as soon as possible and in any event within 14 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action that the Company proposes to take with respect thereto.

(c) For as long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall supply (i) to any Holder or Beneficial Owner of a Note or (ii) upon their request to a prospective purchaser of a Note or beneficial interest therein designated by such holder or owner, the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

(d) The Company shall notify the Trustee in writing within five (5) Business Days prior to filing a registration statement or other filing with any stock exchange for a Qualifying IPO, and shall notify the Trustee of the consummation of the Qualifying IPO on the date that of consummation thereof.

Section 4.09. Incurrence of Additional Debt. Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and such Debt is Permitted Debt.

Notwithstanding anything to the contrary contained in this Section,

(a) the Company shall not, and shall not permit any Subsidiary to, Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes or the applicable Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations and such Incurrence otherwise complies with the Indenture;

(b) the Company shall not permit any of its Subsidiaries that is not a Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Guarantor; and

(c) accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this Section.

For purposes of determining compliance with this Section, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) of the definition of “Permitted Debt”, the Company shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section.

Section 4.10. Restricted Payments. Prior to the Qualifying IPO, the Company shall not make, and shall not permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment prior to a Qualifying IPO, and thereafter shall not make any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing, or

(b) the Minimum Consolidated Interest Expense Coverage Ratio is not complied with, or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the date of initial receipt by the Company of proceeds from the sale of Common Shares in the Qualifying IPO to the end of the most recent Fiscal Quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt (other than Subordinated Obligations) issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash, securities (other than such Capital Stock) or other Property distributed by the Company or any of its Subsidiaries upon any such conversion or exchange, plus

(4) an amount equal to the net reduction in Investments made after the Issue Date and counted as a Restricted Payment in any Person other than the Company or any of its Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any of its Subsidiaries from such Person.

Notwithstanding the foregoing limitation, the Company may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) of the Company (or options, warrants or other rights to acquire such Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company) of the Company, other than Debt that is convertible into or exchangeable for Capital Stock); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded from the calculation of the amount of Restricted Payments and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded from the calculation of the amount of Restricted Payments.

Section 4.11. Limitation on Liens. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien on the Collateral (other than Liens incurred pursuant to the Security Documents).

Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of any of its Subsidiaries), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, and if such Liens secure Subordinated Obligations, the Notes and the Guarantees will be secured by such Lien on an equally and ratably basis.

Section 4.12. Asset Sales. Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(a) no Default or Event of Default shall have occurred and be continuing;

(b) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(c) at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any of its Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) as a result of which the Company and its Subsidiaries are no longer obligated with respect to such liabilities; and

(d) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a), (b) and (c).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or any of its Subsidiaries, to the extent the Company or such Subsidiary elects (or is required by the terms of any Debt):

(a) to repay Senior Debt of the Company or any Subsidiary that is a Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company), or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by any Subsidiary of the Company with Net Available Cash received by the Company or another Subsidiary of the Company).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 120 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds”.

When the aggregate amount of Excess Proceeds exceeds $5.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the “Asset Sale Offer”) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $100,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest if any to the Purchase Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.09. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with Section 3.09, the Company or such Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount (or accreted value, if applicable) of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Asset Sale Offer.

Section 4.13. Restrictions on Distributions from Subsidiaries. Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any of its Subsidiaries to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by, or pay any Debt or other obligation owed, to the Company or any other Subsidiary of the Company,

(b) make any loans or advances to the Company or any other Subsidiary of the Company, or

(c) transfer any of its Property to the Company or any other Subsidiary of the Company.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b) and (c), to restrictions:

(A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, this Indenture, the Convertible Notes and the indenture relating thereto),

(B) relating to Debt of any Subsidiary of the Company and existing at the time it became a Subsidiary of the Company if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by the Company,

(C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not less favorable to the holders of Notes than those under the agreements evidencing the Debt so Refinanced, and

(2) with respect to clause (c) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Guarantee pursuant to Section 4.09 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Company or any of its Subsidiaries, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale, or

(E) with respect to any PRC Subsidiary and imposed pursuant to an agreement that has been entered into for the Incurrence of Debt permitted under clause (j) of the definition of “Permitted Debt” if, as determined by the Board of Directors, the encumbrances or restrictions are (i) customary for such types of agreements and (ii) would not, at the time agreed to, be expected to materially and adversely affect the ability of the Company to make any required payment on the Notes and any extension, refinancings, renewals or replacements of any of the foregoing agreements; provided that the encumbrances and restrictions in any such extension, refinancings, renewal or replacement, taken as a whole, are no more restrictive in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced.

Section 4.14. Affiliate Transactions. Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are:

(1) set forth in writing,

(2) in the best interest of the Company or such Subsidiary, as the case may be, and

(3) no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company,

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $3.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more of its Wholly-Owned Subsidiaries or between two or more of its Wholly-Owned Subsidiaries in the ordinary course of business;

(b) any Restricted Payment permitted to be made pursuant to Section 4.10 or any Permitted Investment;

(c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor and the payments made in the ordinary course of business and consistent with past practices of the Company or such Subsidiary; and

(d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $500,000 in the aggregate at any one time outstanding.

Section 4.15. Issuance or Sale of Capital Stock of Subsidiaries. Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries, or

(b) permit any Subsidiary of the Company to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

(1) directors’ qualifying shares or Capital Stock which is required by applicable law to be held by a Person other than the Company or a Wholly Owned Subsidiary,

(2) to the Company or a Wholly Owned Subsidiary, or

(3) a disposition of 100% of the shares of Capital Stock of such Subsidiary; provided, however, that, in the case of this clause (3),

(A) such disposition is effected in compliance with Section 4.12, and

(B) upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such Subsidiary shall be released from any Guarantee previously made by such Subsidiary.

Section 4.16. Maintenance of Consolidated Tangible Net Worth. Prior to the Qualifying IPO, the Company shall not, on the Issue Date (after giving effect to the issuance of the Notes) or at any time, permit its Consolidated Tangible Net Worth to be less than the Consolidated Tangible Net Worth Threshold. The “Consolidated Tangible Net Worth Threshold” shall be equal to $60.0 million from the Issue Date through December 31, 2007; $95.0 million from January 1, 2008 through December 31, 2008; $145.0 million from January 1, 2009 through December 31, 2009; and $195.0 million thereafter.

Section 4.17. Repurchase at the Option of Holders Following a Change of Control.

(i) Upon the occurrence of a Change of Control at any time prior to the Qualifying IPO, the Company shall, within 7 days thereafter notify the Trustee and the Holders of such Change of Control, and within 30 days of a Change of Control, make an offer (the “Change of Control Offer”) pursuant to the procedures set forth in Section 3.09. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the Change of Control Offer at a purchase price, in cash equal to (x) 105% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, on the Notes repurchased, to the Purchase Date if such Change of Control occurs prior to the Qualifying IPO or (y) 101% of the then outstanding principal amount of the Notes, plus accrued and unpaid interest, if any, on the Notes repurchased, to the Purchase Date if such Change of Control occurs after the Qualifying IPO.

(ii) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.18. Future Guarantors. The Company shall cause each Person that becomes a Subsidiary following the Issue Date to execute and deliver to the Trustee a Guarantee at the time such Person becomes a Subsidiary; provided that no PRC Subsidiary shall be required to execute a Guarantee unless there has been after the Issue Date a change in PRC law or interpretation in PRC law that permits such Guarantees without approval of PRC Governmental Authority, and provided further that the refusal of any PRC Governmental Authority, acting solely in its own discretion, to register or approve such Guarantee (if required by PRC law) shall not be deemed as a Default or Event of Default hereunder.

Section 4.19. Business Activities. Prior to the Qualifying IPO, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than a Related Business.

Section 4.20. Sale and Leaseback Transactions. Prior to the Qualifying IPO, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Company or such Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09 and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Guarantee pursuant to Section 4.11 and

(b) such Sale and Leaseback Transaction is effected in compliance with Section 4.12.

Section 4.21. Impairment of Security Interest. The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action that might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the Notes, and the Company shall not, and shall not permit any of its Subsidiaries to, grant to any Person other than the Collateral Agent, for the benefit of the Trustee, the holders of the Notes, the trustee for the Floating Rate Notes, the holders of the Floating Rate Notes and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral.

Section 4.22. Amendment to Security Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend, waive or otherwise modify, or permit or consent to any amendment, waiver or other modification, the Security Documents in any way that would be adverse to the holders of the Notes.

Section 4.23. Use of Proceeds. The Company will use the net proceeds from the sale of the Notes to (i) repay to (x) Blue Ridge China Partners, L.P. and (y) EI Fund II China, LLC the Shareholders’ Loan in its entirety and (ii) after giving effect to the application of such net proceeds, the Company will use the remaining net proceeds from the sale of the Notes to be paid to the account of Xinyuan Real Estate for further credit to the account of the WFOE to be used for (A) Capital Expenditures, in particular, the acquisition of land-use rights in the cities of Suzhou, Hefei, Jinan and Zhengzhou in the PRC, and other cities in the PRC consistent with the Company’s development strategy and that is suitable for residential development comparable in nature to residential development that has been completed by the Company prior to the Issue Date, (B) working capital and (C) general corporate purposes, all in accordance with and subject to the Account Agreement and pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Cash Equivalents. Following the application of net proceeds in such manner, any remaining net proceeds may be applied for general corporate purposes not otherwise prohibited by the terms of this Indenture.

Section 4.24. Maintenance of Insurance. The Company shall, and shall cause its Subsidiaries to, maintain insurance policies covering such risks, in such amounts and with such terms as are normally carried by similar companies engaged in a similar business to the Related Business in the PRC.

Section 4.25. Qualifying IPO. The Company shall make such filings, registrations or qualifications and take all other necessary action and will use its commercially reasonable efforts to obtain such consents, approvals and authorizations, if any, and satisfy all conditions that may be required in connection with listing the Company’s Common Shares in a Qualifying IPO and shall use its commercially reasonable efforts to complete a Qualifying IPO by no later than October 15, 2009 and maintain such listing continuously thereafter.

Section 4.26. Enforcement of Loan Rights. If at any time there has been and is existing an Event of Default, the Company shall cause Xinyuan Real Estate to immediately exercise all of its rights to require immediate repayment of all amounts outstanding pursuant to that certain loan agreement between Xinyuan Real Estate and the WFOE, whether pursuant to contract or statute.

Section 4.27. Government Approvals and Licenses; Compliance with Law. The Company shall, and shall cause its Subsidiaries to, (a) obtain and maintain in full force and effect all Governmental Approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in a Related Business, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would reasonably not be expected to have a Material Adverse Effect.

Section 4.28. Maintenance of Financial Ratios.

The Company shall:

(a) maintain an average daily Cash Balance of no less than (x) $10.0 million during the last 30 days of each Fiscal Quarter in the fiscal year ending December 31, 2007, (y) $20.0 million during the last 30 days of each Fiscal Quarter in the fiscal year ending December 31, 2008 and (z) $30.0 million during (1) the last 30 days of each Fiscal Quarter thereafter and (2) the fifteen calendar days preceding stated maturity of the Notes.

(b) maintain at all times a Consolidated Subsidiary Debt to Consolidated Total Tangible Asset Ratio of no more than 0.25 to 1.00.

(c) maintain at all times a Working Capital Ratio of no less than 1.20 to 1.00 before the date of initial receipt by the Company of proceeds from the sale of Common Shares in the Qualifying IPO, and 1.33 to 1.00 thereafter.

Section 4.29. Ranking of Notes. The Notes and all other obligations of the Company and the Guarantors under this Indenture are and at all times shall remain direct and secured obligations of the Company and each Guarantor ranking pari passu as against the assets of the Company and each Guarantor with all other Notes from time to time issued and outstanding hereunder, without any preference among themselves and subordinate in right and priority of payment to all other present and future unsecured Senior Debt (actual or contingent) of the Company and each Guarantor (except as otherwise required by law).

Section 4.30. Capital Expenditure.

The Company shall not make or Incur, or permit to be made or incurred, Capital Expenditure during each of the fiscal years set forth below, in aggregate, in excess of the maximum amount set forth for such fiscal year:

Fiscal Year Ending	Maximum Capital Expenditures ($ in millions)
2007	1.5
2008	1.5
2009	1.5
2010	1.5

Section 4.31. Additional Amounts. All payments of principal of, and premium (if any) and interest on the Notes or under the Guarantees will be made without withholding or deduction for, or on account of, any present or future Taxes, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or the applicable Guarantor, as the case may be, will pay such withholding or deduction which is required by law or by regulation or governmental policy having the force of law, and will pay additional amounts (“Additional Amounts”) as will result in receipt by the holder of each Note or the Guarantees, as the case may be, of such amounts as would have been received by such holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(a) for or on account of:

(i) any Tax that would not have been imposed but for:

(A) the existence of any present or former connection between the holder or beneficial owner of such Note or Guarantee, as the case may be, and the Governmental Authority imposing the Tax other than merely holding such Note or the receipt of payments thereunder or under a Guarantee, including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of the jurisdiction of such Governmental Authority or treated as a resident thereof or being or having been physically present or engaged in a business therein or having or having had a permanent establishment therein;

(B) the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;

(C) the failure of the holder or beneficial owner to comply with a timely request of the Company or any Guarantor addressed to the holder or beneficial owner, as the case may be, to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Governmental Authority, if and to the extent that due and timely compliance with such request would have reduced or eliminated any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(D) the presentation of such Note (in cases in which presentation is required) for payment in a jurisdiction in which the Company, a Surviving Person, or a Guarantor is resident for tax purposes, unless such Note could not have been presented for payment elsewhere;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar Tax;

(iii) any withholding or deduction that is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv) any combination of Taxes referred to in the preceding clauses (i) and (ii); or

(b) with respect to any payment of the principal of, or premium, if any, or interest on, such Note or any payment under any Guarantee to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that the beneficiary or settlor with respect to the fiduciary, or a member of the partnership, or the beneficial owner would not have been entitled to such Additional Amounts had that beneficiary, settler, partner or beneficial owner been the holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note or under any Guarantee, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.32. Limitation on Layering of Debt. Prior to the Qualifying IPO, the Company shall not, and shall not permit any Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is pari passu with or is expressly subordinated in right of payment to the Notes pursuant to subordination provisions substantially similar to those contained in this Indenture. In addition, prior to the Qualifying IPO, no Guarantor shall Guarantee, directly or indirectly, and Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee ranks pari passu with, or is expressly subordinate in right of payment to, the Guarantee of such Guarantor pursuant to subordination provisions substantially similar to those contained in this Indenture.

Section 4.33. Compliance Certificate.

(a) The Company and the Guarantor shall deliver to the Trustee, within the time period required for annual report to be delivered pursuant to Section 4.08(a)(i), an Officers’ Certificate stating that a review of the activities of the Company, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event no later than 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.33 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.34. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.35. Additional Interest and Delivery of WFOE Share Pledge. The Company shall use its reasonable best efforts to deliver to the Collateral Agent (i) within 30 days after the WFOE’s obtaining the extension of its business license but in no event shall be later than October 30, 2007, an Officers’ Certificate attaching thereto written evidence that the Company or its agent has submitted the WFOE Share Pledge to the local counterpart of the MOFCOM for the Province of Henan in the PRC and (ii) within fifteen calendar days following the receipt of MOFCOM approval as described in the foregoing clause (i), an Officers’ Certificate attaching thereto written evidence that the Company or its agent has submitted the WFOE Share Pledge to the local counterpart of the SAFE for approval (if required) and the SAIC for registration with the SAIC. If the Company fails to deliver to the Collateral Agent the above-mentioned Officer’s Certificate with the required written evidence attached thereto, the Company is required to pay Additional Interest to holders of Notes, and the Company will provide written notice (“Additional Interest Notice”) to the Trustee and the holders of the Company’s obligation to pay Additional Interest no later than fifteen (15) days prior to the proposed payment date for the payment of the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and manner of calculation thereof. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine or verify the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.36. Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.37. Repurchase Upon Designated Event. Subject to the provisions in Article 16, upon the occurrence of a Designated Event, the Company shall, within 7 days thereafter notify the Trustee and the holders of such Designated Event, and within 30 days of a Designated Event, make an offer (the “Designated Event Offer”) pursuant to the procedures set forth in Section 3.05. Each holder shall have the right to accept such offer and require the Company to repurchase all or any portion (equal to $100,000 or an integral multiple of $100,000) of such holder’s Notes pursuant to the Designated Event Offer at a purchase price, in cash pursuant to the procedures set forth in Section 3.05.

Section 4.38. Cash Management. The Company shall cause each of its PRC Subsidiaries (other than the WFOE), to the extent permissible under applicable laws or regulations, to maintain only a minimum level of Cash Balance for its respective operations that is appropriate and desirable in accordance with good business practice in maximizing the interests of the Company, as shareholder of the WFOE, and shall transfer any cash and Cash Equivalents in excess of such amounts to the WFOE on the 30th day of each month.

ARTICLE V

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 5.01. Company May Consolidate on Certain Terms.

(a) At any time prior to a Qualifying IPO, the Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

(i) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the Cayman Islands;

(ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, Additional Amounts and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06;

(iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary of the Company as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v) immediately after giving effect to such transaction or series of transactions on a pro forma basis:

(1) the Company or the Surviving Person, as the case may be, would be in compliance with the Minimum Consolidated Interest Expense Coverage Ratio; and

(2) the Company or the Surviving Person, as the case may be, would have a Consolidated Interest Expense Coverage Ratio that is not lower than the Consolidated Interest Expense Coverage Ratio of the Company immediately prior to such transaction;

(vi) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(vii) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied; and

(viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

(b) At any time prior to a Qualifying IPO, the Company shall not permit any Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company or such Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(i) the Surviving Person (if not such Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the Cayman Islands;

(ii) the Surviving Person (if other than such Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Guarantor under its Guarantee;

(iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or a substantial part of all the Property of such Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(iv) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (iv) and clauses (v) and (vi) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any of its Subsidiaries as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(v) immediately after giving effect to such transaction or series of transactions on a pro forma basis:

(1) the Company would be in compliance with the Minimum Consolidated Interest Expense Coverage Ratio, and

(2) the Company would have a Consolidated Interest Expense Coverage Ratio which is not lower than the Consolidated Interest Expense Coverage Ratio of the Company immediately prior to such transaction; and

(vi) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

(vii) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied; and

(viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The foregoing provisions (other than clause (iv)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

Subject to the provisions of Section 5.02, at any time after a Qualifying IPO, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all of the property and assets of the Company to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the Cayman Islands; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and premium, if any, and Interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company and other than a Person who is a successor to the Company’s obligations hereunder and under the Note by operation of law) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Section 5.02. Successor to be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and Interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 5.03. Opinion of Counsel to be Given to Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND HOLDERS OF THE NOTES ON AN EVENT OF DEFAULT

Section 6.01. Events Of Default. If one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of fifteen (15) days, whether or not such payment is permitted under Article 16 hereof; provided that if such payment is not made by reason of having been prohibited by PRC Governmental Authorities, then such failure to make such payment shall be an Event of Default only if such failure continues for a period of 30 days; or

(b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, by acceleration or otherwise, whether or not such payment is permitted under Article 16 hereof; or

(c) failure to duly observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of forty-five (45) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee (upon the instruction of the Holders in accordance with Section 6.02), or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04; or

(d) a default under any Debt by the Company or any of its Subsidiaries that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due, in an aggregate amount greater than $3.0 million or its foreign currency equivalent at the time; or

(e) one or more final judgments or orders for the payment of money are rendered against the Company or any Subsidiary and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount of all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed US$3 million (or its foreign currency equivalent at the time) (in excess of amounts which the Company’s or the Subsidiary’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; or

(f) failure by the Company to deliver Common Shares upon conversion of the Notes within the time period specified in Section 15.02, and such failure continues for a period of ten (10) days; or

(g) the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

(B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) in an involuntary case; or

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary) for all or substantially all of the property of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary); or

(C) orders the liquidation of the Company, any of its Significant Subsidiaries (or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary);

and such order or decree remains unstayed and in effect for 60 consecutive days;

(i) any default by the Company or Future Guarantor Pledgor or any other Person that pledges Collateral on behalf of the holders in any of its obligations under the Security Documents; the security interest under the Security Documents shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Guarantor shall assert that any such security interest is invalid or unenforceable; or

(j) the Company or any Future Guarantor Pledgor or any other Person that pledges Collateral on behalf of the holders denies or disaffirms its obligations under any Security Document or, other than in accordance with this Indenture and the Security Documents, any Security Document ceases to be or is not in full force and effect or the Trustee ceases to have a second priority interest in the Collateral at any time Floating Rate Notes are outstanding; or

(k) the WFOE ceases to be a Wholly Owned Subsidiary of the Company; or

(l) (i) the confiscation, expropriation or nationalization by any Governmental Authority of any Property of the Company or any of its Subsidiaries that is material to the operation of the Related Business; or (ii) if such revocation or repudiation could reasonably be expected to have a Material Adverse Effect, the revocation or repudiation by any Governmental Authority of any previously granted Governmental Approval to any PRC Subsidiary; or (iii) the imposition or introduction of material and discriminatory taxes, tariffs, royalties, customs or excise duties imposed on any PRC Subsidiary, or the material and discriminatory withdrawal or suspension of privileges or specifically granted rights of a fiscal nature, or (iv) the Company or any of its Subsidiary is prevented from exercising normal control over all or any material part of its property, assets or revenues; or

(m) default in the Company’s obligation to provide a Designated Event Notice upon a Designated Event as provided in Section 3.05.

then, and in each and every such case (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h)), unless the principal of all of the Notes shall have already become due and payable, the Trustee acting on the written instruction of the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 12.04, by notice in writing to the Company, may declare the principal of and premium, if any, on all the Notes and the Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the principal of all the Notes and the Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest, including post-petition interest in any proceeding under any Bankruptcy Law, on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued Interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

The amount that shall come due following the acceleration of a Note shall be the Acceleration Amount. The “Acceleration Amount” shall be equal to 120% of the principal amount thereof plus accrued and unpaid Interest to the Acceleration Date.

In the case of an Event of Default with respect to the Notes occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company’s behalf with the intention or effect of avoiding payment of the premium that the Company would have been required to pay at maturity or if the Company had then elected to redeem the Notes pursuant to Section 3.06 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Whenever in this Indenture there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Acceleration Amount payable in respect of such Note to the extent that such Acceleration Amount is, was or would be so payable at such time, and express mention of the Acceleration Amount in any provision of this Indenture shall not be construed as excluding the Acceleration Amount in those provisions of this Indenture when such express mention is not made.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Payments of Notes on Default; Suit therefor. The Company covenants that in case default shall be made in the payment of (a) any installment of Interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of fifteen (15) days, whether or not such payment is permitted under Article 16 hereof; provided that if such payment is not made by reason of having been prohibited by PRC Governmental Authorities, then only if such default continues for a period of 30 days, or (b) the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption or repurchase, by or under this Indenture, by declaration (subject to Section 6.01) or otherwise, then, upon demand of the Trustee acting on the written instruction of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or Interest, as the case may be, with interest (including post-petition interest in any proceeding under any Bankruptcy Law) upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest (including post-petition interest in any proceeding under any Bankruptcy Law) at the rate set forth in the Notes for overdue payments of principal and Interest and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and Interest on the Notes to the registered holders, whether or not the Notes are overdue.

If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any applicable Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the holders of the Notes to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the holders of the Notes, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 6.03. Application of Monies Collected By Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and either (i) stamping thereon the payment, if only partially paid, or (ii) upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee, the Agents or their respective agents and attorneys under Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and (where applicable), the Agents and the costs and expenses of collection in connection with this Indenture, the Security Documents or the Notes, including the collection or distribution of such amounts held or realized or in connection with expenses incurred in enforcing its remedies under the Security Documents and preserving the Collateral and all amounts for which the Trustee is entitled to indemnification under the Security Documents;

SECOND: Subject to the provisions of Article 16, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest (including post-petition interest in any proceeding under any Bankruptcy Law) at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

THIRD: Subject to the provisions of Article 16, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and Interest, with interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest (including post-petition interest in any proceeding under any Bankruptcy Law) at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid Interest; and

FOURTH: Subject to the provisions of Article 16, to the payment of the remainder, if any, to the Company or the Guarantors or any other Person lawfully entitled thereto.

Section 6.04. Proceedings by Holders of the Notes. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 3), and accrued Interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.05. Proceedings By Trustee. If an Event of Default has occurred and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Remedies Cumulative And Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the holders of the Notes shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the holders of the Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the holders of the Notes.

Section 6.07. Direction of Proceedings and Waiver of Defaults By Majority of Holders of the Notes. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other holders of the Notes and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 12.04 may, on behalf of the holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Shares, (iii) a default in the payment of the redemption price pursuant to Article 3, (iv) a default in the payment of the repurchase price pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 8 cannot be modified or amended without the consent of the holders of each or all of the Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08. Notice of Defaults. If the Trustee receives notice of any Default or Event of Default from the Company, the Trustee shall notify the Holders of the Default or Event of Default within 30 days after receipt thereof in accordance with Section 17.03. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 6.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any

Noteholder, or group of holders of the Notes, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 12.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

ARTICLE VII

THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee may at its discretion take proceedings against either or both the Company or the Guarantor to enforce payment of the Notes after the Notes have become due and payable or to declare the Notes due and payable, provided that the Trustee shall not be under any obligation to do any of the foregoing unless it shall have been so requested in writing by the holders of not less than 25% in principal amount of the Notes then outstanding and it shall have been indemnified to its satisfaction.

No provision of this Indenture shall be construed to relieve the Trustee or any Agent from liability for its own grossly negligent action, fraud or willful misconduct, except that:

(a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee and the Agents shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of fraud, gross negligence or willful misconduct on the part of the Trustee or any Agent, the Trustee and the Agents may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or such Agent and conforming to the requirements of this Indenture.

(b) The Trustee shall not be liable for any error of judgment by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

(c) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 12.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

(e) The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Notes.

(f) If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(g) The Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless it shall have been notified in writing of such Event of Default by the Company or the holders of at least 25% in aggregate principal amount of the Notes.

(h) The Agents may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Agents shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

(i) In the event that any Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Company, in its opinion, conflict with any of the provisions of this Indenture, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdictions.

(j) Notwithstanding anything to the contrary contained in this Indenture, none of the Agents shall be obliged to act or omit to act in accordance with any instruction, direction or request delivered to them by the Company unless such instruction, direction or request is delivered to such Agents in writing. Each of the Agents may, in connection with its services hereunder rely upon the terms of any notice, communication or other document believed by it to be genuine.

(k) If the Paying Agent shall make payment in respect of any of the Notes before it has received or has been made available to its order the amount so paid, the Company shall from time to time on demand pay to the Paying Agent, in addition to the amount which should have been paid hereunder, interest on such shortfall calculated on a 360 day year basis and the actual number of days elapsed and at the rate per annum which is the aggregate of two per cent per annum and the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

(l) No Agent shall be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Indenture and applied by it in accordance with the provisions hereof, except as otherwise provided hereunder or agreed in writing.

(m) The Company hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless each Agent, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Indenture or its usual practice; (b) this Indenture and any other documents in connection with the sale of the Notes or pursuant to this Indenture, or (c) any instruction or other direction upon which any Agent may rely under this Indenture, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, willful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of any Agent or the termination of this Indenture.

(n) Notwithstanding any other term or provision of this Indenture to the contrary, no Agent shall be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Section shall survive the termination or expiry of this Indenture or the resignation or removal of such Agent.

(o) Each Agent may execute any of its powers and perform any of its duties hereunder directly or through delegates or attorneys and may consult with counsel, accountants and other skilled persons to be reasonably selected and retained by it. Each Agent shall not be liable for the acts of such delegates or attorneys, or for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(p) Each Agent may engage and consult, at the expense of the Company with any legal adviser and professional adviser selected by it and rely upon any advice so obtained and each of the Agents and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice.

(q) Each Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that such Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Company.

(r) At the request of the Agents, the parties to this Indenture may from time to time during the continuance of this Indenture review the commissions agreed initially with a view to determining whether the parties can mutually agree upon any changes to the commissions.

(s) Any corporation into which any Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Agent, shall be the successor to such Agent hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto.

(t) Any Agent may resign at any time on giving not less than 45 days prior written notice to the Company without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement. The Company hereby covenants that in the event of any Agent giving notice under this Section it shall use its best endeavors to procure a new Agent to be appointed and if the Company has not procured the appointment of a new Agent within 15 days after the expiration of such written notice, such Agent shall petition any court of competent jurisdiction for its resignation provided that it has notified the Company prior to it doing so. If such petition is granted, such Agent shall notify all transaction parties in writing of its resignation.

(u) Each Agent may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any HSBC Group policy which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the depositor’s accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor’s accounts. In certain circumstances, such action may delay or prevent the processing of the depositor’s instructions, the settlement of transactions over the depositor’s accounts or such Agent’s performance of its obligations under this Indenture. Where possible, such Agent will endeavor to notify the depositor of the existence of such circumstances. Neither the Agent nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by such Agent or any delegate pursuant to this Section. For the purposes of this Section, the “HSBC Group” means HSBC Holdings plc its subsidiaries and associated companies.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary of the Company;

(c) the Trustee shall engage and consult, at the expense of the Company with any legal adviser and professional adviser selected by it and rely upon any advice so obtained and each of its respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of the Notes pursuant to the provisions of this Indenture, unless such holders of the Notes shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document; the Trustee, however, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculation or other facts stated therein);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Trustee’s gross negligence or willful misconduct was the primary cause of any loss to the Holders;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty;

(k) each party shall be solely responsible for making and continuing to make its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Company and the Guarantor, and the Trustee shall not at any time have any responsibility for the same and each party shall not rely on the Trustee in respect thereof;

(l) the Company and the Guarantor each covenant with the Trustee that each will comply with and perform and observe all the provisions of this Indenture, the Notes, the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture which are expressed to be binding on either of the Company and the Guarantor. Until the Trustee has actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume no Event of Default and that each of the Company and the Guarantor are observing and performing all of their respective obligations;

(m) no provision of this Indenture shall require the Trustee to do anything which may: (i) be illegal or contrary to applicable law or regulation; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it;

(n) the Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Company or any sale or transfer of all or substantially all of the assets of the Company or any Guarantor or the form or substance of any plan relating thereto or the consequences thereof to any Holder;

(o) whenever in this Indenture or any other document in connection with the sale of the Notes or pursuant to this Indenture or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Holders. Save as expressly provided in this Indenture, the Trustee will have absolute and unfettered discretion as to the exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, damages, expense or inconvenience which may result from their exercise or non–exercise, so long as the Trustee exercises the standard of care applicable to managing its own assets and properties;

(p) any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with this Indenture, the Notes and the Security Documents and any incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Indenture, the Notes and the Security Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

Section 7.03. No Responsibility For Recitals, Etc. The Trustee shall not be responsible for recitals, statements, warranties or representations of any party contained in any transaction document or other document entered into in connection therewith and shall assume the accuracy and correctness thereof or for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any security constituted thereby or pursuant thereto.

Section 7.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any paying agent, any conversion agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Security Registrar.

Section 7.05. Monies to Be Held in Trust. Subject to the provisions of Section 11.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company and each Guarantor shall, to the extent permissible by law, jointly and severally pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company and each Guarantor, jointly and severally, will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ). Each of the Company and the Guarantor hereby jointly and severally, unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Trustee, its directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Indenture, the Notes and the Security Documents or its usual practice; (b) this Indenture, the Notes and the Security Documents and any other documents in connection with the sale of the Notes or pursuant to this Indenture, or (c) any instruction or other direction upon which the Trustee may rely under this Indenture, the Notes and the Security Documents, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, willful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee or the termination of this Indenture, the Notes and the Security Documents. Notwithstanding any other term or provision of this Indenture, the Notes and the Security Documents to the contrary, the Trustee shall not be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Section shall survive the termination or expiry of this Indenture, the Notes and the Security Documents or the resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officers’ Certificate As Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of fraud, gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08. Resignation or Removal of Trustee.

(a) The Trustee may retire at any time on giving not less than 45 days prior written notice to the Company without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such retirement. The Company hereby covenants that in the event of the Trustee giving notice under this Section it shall use its best endeavors to procure a new trustee to be appointed and if the Company has not procured the appointment of a new trustee within 30 days of the expiry of such written notice, the Trustee shall petition any court of competent jurisdiction for its resignation provided that it has notified the Company prior to it doing so. If such petition is granted, the Trustee shall notify all transaction parties in writing of its resignation.

(b) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as provided in Section 7.10(a), may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(d) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.09. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is authorized under the laws of its jurisdiction of incorporation to exercise corporate trustee power, that is subject to supervision or examination by Governmental Authorities of its jurisdiction of incorporation and, in the case of any successor trustee, that has a combined capital and surplus of at least $50.0 million (or is a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11. Succession By Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto.

Section 7.12. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 7.13. Trustee’s Application For Instructions From The Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes or holders of Senior Debt under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Notwithstanding anything to the contrary in this Indenture, the Notes or the Security Documents or in any other document in connection with the sale of the Notes pursuant to this Indenture, neither the Trustee nor any Agent shall in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Trustee.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures Without Consent of Holders of the Notes. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.06 and the repurchase obligations of the Company pursuant to the requirements of Section 3.05 and Section 3.06;

(b) subject to Article 16, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

(c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 5;

(d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e) add additional Guarantees or additional obligors with respect to the Notes or release Guarantors from guarantees as permitted by the terms of this Indenture;

(f) further secure the Notes, or release all or any portion of the Collateral pursuant to the terms of the Security Documents;

(g) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(h) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

(i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(j) to increase, from time to time, the per annum interest rate on the Notes for any period;

(k) to increase, from time to time, the Conversion Rate for any period; or

(l) to make any changes to Article 16 that would limit or terminate the benefits available to any holder of Senior Debt of the Company.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02. Supplemental Indenture With Consent Of Holders of the Notes. With the consent (evidenced as provided in Article 12) of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall

(a) extend the fixed maturity of any Note;

(b) reduce the rate or extend the time of payment of Interest thereon;

(c) reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, or the time of such payment, whether pursuant to Section 3.06, 4.12, 4.17 or otherwise;

(d) change the obligation of the Company to repurchase any Note, or the time of such payment, upon the happening of a Designated Event in a manner adverse to the holders of Notes;

(e) impair the right of any Noteholder to institute suit for the payment thereof or of any Guarantee;

(f) make any change in any Guarantee that would adversely affect the Holders;

(g) make the principal thereof or Interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes;

(h) impair the right to convert the Notes into Common Shares or reduce the number of Common Shares or any other property receivable by a Noteholder upon conversion subject to the terms set forth herein, including Section 15.05 and Section 15.06;

(i) modify any of the provisions of this Section 8.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected;

(j) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02;

(k) modify the obligation of the Company to deliver information required under Rule 144A to permit resales of the Notes or the Common Shares issuable upon conversion thereof, at such times that the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, in a manner adverse to the holders;

(l) reduce the quorum or voting requirements set forth in Article 13;

(m) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture;

(n) modify the provisions of this Indenture with respect to the subordination of Notes in a manner adverse to the holders of the Notes in any material respect, in each case, without the consent of the holder of each Note so affected;

(o) (A) release the security interest granted in favor of the holders of the Notes in the Collateral other than pursuant to the terms of the Security Documents, or

(B) release any other security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest; or

(p) change the obligation of the Company to repurchase any Note at the option of a Noteholder on a Repurchase Date in a manner adverse to the holders of Notes.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of holders of the Notes as aforesaid, the Trustee shall join with the Company and any Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the holders of the Notes under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 8 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 8.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 8, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 8 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.09) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 8.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 8 and is otherwise authorized or permitted by this Indenture.

ARTICLE IX

GUARANTEES

Section 9.01. Guarantee. Subject to this Article 9, each Guarantor hereby unconditionally guarantees to each holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at the stated maturity of the Notes, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee under this Indenture or any other agreement with or for the benefit of the holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the stated maturity of the Notes, by acceleration pursuant to Section 6.01, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Section 9.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

If any holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such holder, the Guarantee of such Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.01 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.01 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the holders under the Guarantee.

Section 9.02. Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that each Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the guarantee, but shall be limited to the lesser of (x) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (y) the amount, if any, which would not have (1) rendered the Guarantor “insolvent” (as such term is defined in Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (x) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (y).

(b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 9.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 9.03. Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

Each Guarantor hereby agrees that its Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.18 (each, a “Future Guarantor”) to immediately execute a supplemental indenture in form and substance satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 9 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Company also hereby agrees to immediately cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section.

Section 9.04. Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 9.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:

(i) subject to Section 9.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, under this Indenture, the Guarantee on the terms set forth herein or therein; and

(ii) the Guarantor complies with the requirements of Article 5 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding clauses (i) and (ii) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 9.05. Releases Following Merger, Consolidation or Sale of Assets, Etc.

In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall (subject to the other provisions of this Section 9.05) be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.12. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

ARTICLE X

COLLATERAL SECURITY

Section 10.01. Security Documents.

(a) The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit C hereto. Each holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder as a Secured Party in accordance therewith. The Company will do or cause to be done all such acts and things as may be required by applicable law or may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Trustee, as Secured Party, for the benefit of the holders, superior to and prior to the rights of all third Persons (other than holders of Senior Debt) and subject to no other Liens other than first priority Liens in favor of holders of the Floating Rate Notes.

(b) So long as no Default or Event of Default has occurred and is continuing, and subject to certain terms and conditions, the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them.

(c) So long as there has occurred no Event of Default, then the Company and the Guarantors shall have the right to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

(d) Upon the occurrence and during the continuance of a Default or Event of Default, all rights of the Company and the Guarantors to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent;

(e) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of the Company and the Guarantors to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights; and

(ii) the Collateral Agent may sell the Collateral or any part of the Collateral in accordance with the terms of the Security Documents. The Collateral Agent, in accordance with the provisions of this Indenture, will distribute all funds distributed under the Security Documents and received by the Collateral Agent to the Trustee for the benefit of the holders of the Notes.

(f) If at any time after the Issue Date there is a change in PRC law or interpretation in PRC law that permits the encumbrance of the WFOE’s assets or Property by a Lien without the approval of any Governmental Authority of the PRC, then the Company shall cause the WFOE to, concurrently:

(i) execute and deliver to the Trustee a Security Document upon substantially the same terms granting a Lien upon such property to the Trustee for the benefit of the holders of Notes, which Lien shall be first priority if such assets or Property is not then encumbered by any other Lien (other than Liens required by law) or a second priority (to the extent recognizable as such) Lien if such assets or Property is at that time so encumbered;

(ii) cause the Lien to be granted in such Security Document to be duly perfected in any manner permitted by law; and

(iii) deliver to the Trustee an Opinion of Counsel confirming as to such Security Document the matters set forth as to the Security Documents and Liens thereunder in the Opinions of Counsel delivered to holders on the Issue Date and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, insurance policies, surveys and other supporting documents as the Trustee may reasonably request.

(g) Notwithstanding (i) anything to the contrary contained in this Indenture, the Security Documents, the Notes or any other instrument governing, evidencing or relating to any Debt, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or any other law of any relevant jurisdiction governing relative priorities of secured creditors:

(A) except for the Liens granted under the Security Documents for the benefit of the holders of the Floating Rate Notes and the Floating Rate Note Guarantees, the Liens will rank at least equally and ratably with all the other valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes and the Guarantees; and

(B) all proceeds of the Collateral applied under the Security Documents shall be allocated and distributed as set forth in Section 6.03.

Section 10.02. Future Guarantor Pledgors.

(a) The Company will use its commercially reasonable efforts promptly to obtain any necessary consents and waivers and to take all other actions necessary to pledge and to cause each Future Guarantor to pledge (i) the Capital Stock of any future Subsidiary (other than any PRC Subsidiary unless there has been after the Issue Date a change in PRC law or interpretation in PRC law that permits such pledges without approval of any Governmental Authority) in each case owned by the Company or such Future Guarantor and (ii) any loan or other extension of credit by such Future Guarantor or any other Guarantor to the WFOE, in each case on a first priority basis (subject to the prior rights of any holders of Senior Debt having a Lien on such Capital Stock or loan or extension of credit, including, without limitation, holders of Floating Rate Notes) in order to secure the obligations of the Company under the Notes and this Indenture and of such Future Guarantor under its Guarantee; provided that in exercising such reasonable best efforts the Company shall not be required to take any action that is commercially unreasonable.

(b) The Company will, for the benefit of the Holders of the Notes, pledge, or cause each Guarantor to pledge, (i) the Capital Stock owned by the Company or such Guarantor of any Person that becomes a Subsidiary (other than any PRC Subsidiary unless there has been after the Issue Date a change in PRC law or interpretation in PRC law that permits such pledges without approval of any Governmental Authority) after the Issue Date and (ii) any loan or other extension of credit by such Future Guarantor or any other Guarantor to the WFOE, immediately upon such Person becoming a Subsidiary or creditor of the WFOE, to secure the obligations of the Company under the Notes and this Indenture, and of such Guarantor under its Guarantee, in the manner described above.

(c) Each Guarantor that pledges Capital Stock of a Subsidiary after the Issue Date, or a loan or extension of credit to the WFOE, is referred to as a “Future Guarantor Pledgor” and, upon giving such pledge, will be a “Guarantor Pledgor.”

(d) Upon each pledge by a Future Guarantor of the Capital Stock of any Subsidiary that is not a Guarantor or any future Subsidiary, or a loan or extension of credit to the WFOE, in accordance with Section 10.02(a) or Section 10.02(b), the Company will deliver to the Trustee an Officers’ Certificate stating that entry into the applicable pledge agreement has been duly and validly authorized and an Opinion of Counsel to the effect that (i) in the opinion of such counsel, such action has been taken with respect to the recording, registering and filing of or with respect to this Indenture and the applicable pledge agreement and all other instruments of further assurance as are necessary to make effective the lien created by such pledge agreement in the Capital Stock referenced in Section 10.02(a) or Section 10.02(b), and referencing the details of such action; or (ii) in the opinion of such counsel, no such action is necessary to make such lien effective; provided that any such Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

(e) All Opinions of Counsel delivered pursuant to Section 10.02(d) may contain assumptions, qualifications, exceptions and limitations as are appropriate and customary for similar opinions relating to the nature of the Capital Stock pledged.

(f) Upon each pledge by any Future Guarantor of the Capital Stock of any Other Non-Guarantor Subsidiary or any future Subsidiary, or a loan or extension of credit to the WFOE, in accordance with Section 10.02(a) or Section 10.02(b), the Company will give notice, file, register or record any supplemental indentures, financing statements, continuation statements, pledge agreements or other instruments or cause each such Future Guarantor Pledgor to give notice, file, register or record any supplemental indentures, financing statements, continuation statements, pledge agreements, Intercreditor Agreement or other instruments and take any other actions necessary in order to perfect and protect the second priority lien (subject to Permitted Liens) thereby created.

(g) Notwithstanding any other provision of this Section 10.02, neither the Company nor any Guarantor or Subsidiary shall pledge or otherwise grant any Lien or other security interest over any Capital Stock, or a loan or extension of credit to the

WFOE, or other assets or grant any guarantee hereunder unless it shall have first granted a guarantee and given a pledge for the benefit of holders of the Floating Rate Notes which (i) guarantee for the benefit of holders of the Floating Rate Notes shall be senior and have priority to and which pledge for the benefit of holders of the Floating Rate Notes shall be a first priority Lien, in each case to any guarantee or pledge granted for the benefit of Holders hereunder; and (ii) shall remain in full force and effect and be enforceable against the Company and or such future Guarantor until payment in full in cash of all obligations arising pursuant to the indenture governing the Floating Rate Notes.

Section 10.03. Recording and Opinions.

(a) The Company will furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the holders and the Trustee hereunder and under the Security Documents with respect to the security interest in the Collateral; or (ii) in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

Section 10.04. Release of Collateral.

(a) Subject to subsections (b), (c) and (d) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. In addition, upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent provided under the Security Documents and the provisions hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Company) the Collateral Agent will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company will apply the Net Available Cash in accordance with Section 4.12 hereof. Upon receipt of such Officers’ Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(b) No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the certificate required by this Section has been delivered to the Trustee.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the holders.

(d) The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and hereof.

Section 10.05. Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, but is not obligated to, in its sole discretion and without the consent of the holders, take, on behalf of the holders, all actions it deems necessary or appropriate in order to:

(i) enforce any of its rights or any of the rights of the holders of the Notes under the Security Documents; and

(ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

The Trustee will have power (but shall not be obligated) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the holders or of the Trustee).

Section 10.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the holders distributed under the Security Documents, and to make further distributions of such funds to the holders according to the provisions of this Indenture.

Section 10.07. Termination of Security Interest.

Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, the Trustee will, at the request of the Company, release the Liens pursuant to this Indenture and the Security Documents.

ARTICLE XI

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered in each case pursuant to Section 2.06) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, cash sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and Interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an internationally recognized firm of independent certified accountants or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of holders of the Notes to receive payments of principal of and premium, if any, and Interest on, the Notes and the other rights, duties and obligations of holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter properly incurred by the Trustee and to compensate the Trustee for any services thereafter properly rendered by the Trustee in connection with this Indenture or the Notes. The Trustee shall hold in trust money deposited with it pursuant to this Article 11. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and Interest on the Notes. Money so held in trust are not subject to Article 16.

Section 11.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 11.01, shall be held in trust for the sole benefit of the holders of the Notes, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest and premium, if any.

Section 11.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 11.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years (or such shorter period of time under applicable escheat law) after the date upon which the principal of, premium, if any, or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 11.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Company makes any payment of Interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE XII

THE HOLDERS

Section 12.01. Action By Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by holders of the Notes in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of holders of the Notes duly called and held in accordance with the provisions of Article 13, or (c) by a combination of such instrument or instruments and any such record of such a meeting of holders of the Notes. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 12.02. Proof of Execution by Holders. Subject to the provisions of Sections 7.01, 7.02 and 13.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Security Registrar.

The record of any meeting of holders of the Notes shall be proved in the manner provided in Section 13.06.

Section 12.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Security Registrar may deem the Person in whose name such Note shall be registered upon the Security Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Security Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and Interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon such holder’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 12.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only

Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 12.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 12.05. Revocation Of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 12.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 12.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE XIII

MEETINGS OF HOLDERS OF THE NOTES

Section 13.01. Purpose of Meetings. A meeting of holders of the Notes may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

(1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by holders of the Notes pursuant to any of the provisions of Article 6;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 13.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of the Notes to take any action specified in Section 13.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the holders of the Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 12.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Security Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty-one (21) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of holders of the Notes shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 13.03. Call of Meetings by Company or Holders of the Notes. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of holders of the Notes, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such holders of the Notes may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing notice thereof as provided in Section 13.02.

Section 13.04. Qualifications For Voting. To be entitled to vote at any meeting of holders of the Notes a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of holders of the Notes shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of holders of the Notes, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by holders of the Notes as provided in Section 13.03, in which case the Company or the holders of the Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 12.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $100,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other holders of the Notes. At any meeting of holders of the Notes duly called pursuant to the provisions of Section 13.02 or 13.03, the presence of persons holding or representing Notes in principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the person or persons holding or representing a majority in principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

Section 13.06. Voting. The vote upon any resolution submitted to any meeting of holders of the Notes shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of the Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07. No Delay Of Rights By Meeting. Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of holders of the Notes or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the holders of the Notes under any of the provisions of this Indenture or of the Notes.

ARTICLE XIV

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 14.01. Holders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each April 1 or October 1 in each year beginning with October 1, 2007, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Security Registrar.

Section 14.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 14.01 or maintained by the Trustee in its capacity as Security Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 14.01 upon receipt of a new list so furnished.

(b) The rights of holders of the Notes to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 14.03. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after this Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto, whether or not the Notes are governed by the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

ARTICLE XV

CONVERSION OF NOTES

Section 15.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at such holder’s option (i) at any time from and after a Qualifying IPO and prior to April 9, 2012 and (ii) if there has been no Qualifying IPO prior to April 1, 2012 then from and including April 2, 2012 through April 6, 2012 (each, the “Conversion Period”), to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $100,000, into fully paid and non-assessable Common Shares (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note to be so converted in whole or in part, together with any required funds, in the manner provided in Section 15.02.

(a) In addition, if:

(i) (A) the Company distributes to all holders of its Common Shares rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the shareholders entitled to receive such distribution) to subscribe for or purchase Common Shares, at a price per share less than the average of the Closing Sale Price for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (B) the Company distributes to all holders of its Common Shares cash or other assets, debt securities or rights to purchase its securities, where the Fair Market Value of such distribution per Common Share exceeds 5% of the Closing Sale Price on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that neither any adjustment to the Conversion Price will be made if the holder will otherwise participate in such distribution without conversion nor will a holder of a Note have the ability to convert pursuant to this Section 15.01(b); or

(ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Company’s Common Shares are converted into cash, securities or other property, then the Notes may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction and ending on and including the date fifteen (15) days after the consummation of the transaction. If such transaction constitutes a Designated Event, the Notes may be surrendered for conversion until the corresponding Designated Event Expiration Time. In such an event, a holder of Notes may elect to exercise its option to require the Company to repurchase all or a portion of such holder’s Notes. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company and posted on its web site not later than two Business Days prior to such 15th day. If Notes are not surrendered pursuant to this paragraph for conversion, on the effective date of the transaction, the right to convert the Notes into Common Shares will convert into a right to convert the Notes into the kind and amount of cash, securities and other property that a Noteholder would have received if such holder had converted such holder’s Notes immediately prior to the transaction.

If any Notes have been called for redemption pursuant to Section 3.02, such Notes may be converted, at any time on or after the date the notice of redemption has been given until the close of business on the fifth Business Day immediately preceding the redemption date.

A Note in respect of which a holder is electing to exercise its option to require the Company to repurchase such holder’s Notes upon a Designated Event pursuant to Section 3.05 or at the option of the holder pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.05. A holder of Notes is not entitled to any rights of a holder of Common Shares until such holder has converted its Notes into Common Shares, and only to the extent such Notes are deemed to have been converted into Common Shares under this Article 15.

Section 15.02. Exercise of Conversion Privilege; Issuance of Common Shares on Conversion; No Adjustment for Interest or Dividends.

(a) Deposit by Converting Holders. In order to exercise the conversion privilege with respect to any Note in certificated form (if issued), during the Conversion Period, the Conversion Agent must receive, on behalf of the Company, such Note with the original or facsimile of the form entitled “Conversion Notice” as set out in Exhibit D hereto on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 15.02, from 9:00 am to 3:00 pm on any Business Day at its specified office (such date, the “Deposit Date”). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 15.07. A Conversion Notice or any Note in certificated form (if issued) deposited outside the hours specified above or on a day that is not a Business Day at the place of the specified office of the relevant Conversion Agent shall for all purposes be deemed to have been deposited with that Agent between 9:00 am and 3:00 pm on the next Business Day.

In order to exercise the conversion privilege with respect to any interest in a Global Note, subject to the appropriate instruction form for conversion pursuant to Euroclear or Clearstream’s requirements, the Holder shall

(i) pay the funds, if any, required by this Section 15.02,

(ii) pay to the relevant tax authorities any stamp, issue, registration or similar taxes and duties (if any) arising on conversion in the country in which the Notes are deposited as aforesaid or payable in any jurisdiction consequent upon the issue, delivery or transfer of Common Shares or any other property or cash to or to the order of a person other than such converting holder, together with any transfer taxes if required pursuant to Section 15.07, in which case the Conversion Agent shall not be required to verify that such payments have been made,

(iii) the Global Note need not be deposited with a Conversion Agent together with the relevant Conversion Notice;

(iv) the Conversion Notice for Notes represented by the Global Note may be completed and deposited by or on behalf of an account holder of Clearstream or Euroclear or any clearing system in which the Notes to be converted is held at such time, which has an interest in such Notes; and

(v) the holding of an interest in Notes by an account holder of Clearstream or Euroclear or any clearing system in which the Notes are held at such time in respect of which the conversion rights are exercised will be confirmed by the relevant clearing system with a Conversion Agent.

Once deposited, a Conversion Notice may not be withdrawn without the written consent of the Company (with a copy of such consent together with the relevant Conversion Notice sent to the relevant Conversion Agent at the same time).

(b) Notice to the Company and Registrar. The Conversion Agent shall upon receipt of the Notes and the Conversion Notice from a converting holder or upon receipt of a facsimile copy of the Conversion Notice as soon as practicable but in no event later than two Business Days following the Deposit Date, notify the Registrar and the Company, by means of a notification, substantially in the form of Exhibit E hereto (an “Agent Conversion Fax”), by fax with the following information:

(i) the total number and aggregate principal amount and serial or identifying numbers of all Notes deposited on such Deposit Date for conversion by the same holder, the number of Common Shares deliverable in respect of such Notes upon conversion and the name and address of such holder;

(ii) the Deposit Date, the Conversion Date and the Conversion Price (as notified to such Conversion Agent by the Company pursuant to Section 15.05 if such price has been adjusted) in respect of such conversion;

(iii) (if applicable) the amount of cash payment due to the converting holder in respect of fraction of Common Shares (which amount shall be calculated by the Company and for which no Agent shall have any responsibility to calculate);

(iv) the name and address of the person in whose name the Common Shares to be issued and deliverable upon conversion are to be registered; and

No Agent has any responsibility whatsoever with respect of the issue and delivery of the Common Shares to the converting holder.

(c) Actions by the Company. As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall, within five (5) Business Days after the Conversion Date (as defined below), issue and shall deliver to such Noteholder a certificate or certificates for the number of full Common Shares issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 15 and a check or cash in respect of any fractional interest in respect of a Common Share arising upon such conversion, calculated by the Company as provided in Section 15.03. In case any Note of a denomination greater than $100,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date (the “Conversion Date”) on which the conversion agent determined that the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender during the period from the date which is two (2) Business Days before the stock transfer books of the Company shall be closed and until the end of such close period (the “Closed Period”) shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on the end of such Closed Period, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered. As soon as practicable but in no event later than ten (10) days upon becoming aware of the same, the Company shall deliver to the Trustee and the conversion agent a written notice with the following information: (A) the dates upon which there shall be a Closed Period, (B) particulars of the reason for such Closed Period and (C) the expected date when the Closed Period shall commence and end.

Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day preceding the following interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if the Company has specified a Designated Event Repurchase Date that is after a record date and on or prior to the next interest payment date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 15.02, no payment or other adjustment shall be made for Interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 15.

Upon the conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company) shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

Upon the conversion of a Note, any accrued but unpaid Interest to the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Shares (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the Fair Market Value of such Common Shares (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Note, the accrued but unpaid Interest to the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Shares (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

The Company agrees, and by acceptance of a beneficial interest in a Note each holder and any beneficial owner of a Note shall be deemed to have agreed, to treat, for United States federal income tax purposes, the Fair Market Value of the Common Shares received upon a conversion of the Note (together with any cash payment in lieu of fractional shares) as a contingent payment on the Note for purposes of Treasury Regulation Section 1.1275-4 or any successor provision.

Section 15.03. Cash Payments in Lieu of Fractional Shares. No fractional Common Shares or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date thereof to the holder of the Notes.

Section 15.04. Conversion Rate. Each $100,000 principal amount of the Notes shall be convertible into the number of Common Shares specified in the form of Note (herein called the “Conversion Rate”) attached as Exhibit A hereto, subject to adjustment as provided in this Article 15.

Section 15.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the Record Date for such dividend or distribution by a fraction,

(i) the numerator of which shall be the sum of the number of Common Shares outstanding at the close of business on such Record Date plus the total number of Common Shares constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of Common Shares outstanding at the close of business on such Record Date,

such increase to become effective immediately after the opening of business on the day following such Record Date. For the purpose of this paragraph (a), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company. If any dividend or distribution of the type described in this Section 15.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within forty-five (45) days after the Record Date for the issuance of such rights and warrants) to subscribe for or purchase Common Shares at a price per share less than the average of the Closing Sale Prices of the Common Shares for the 10 Trading Days immediately preceding the date such distribution is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

(i) the numerator of which shall be the number of Common Shares outstanding on such Record Date plus the total number of additional Common Shares offered for subscription or purchase, and

(ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on such Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Shares for the 10 Trading Days immediately preceding the date such distribution is first publicly announced by the Company.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the issuance of such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at a price less than the average of the Closing Sale Prices of the Common Shares for the 10 Trading Days immediately preceding the date such distribution is first publicly announced by the Company, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including cash or securities, but excluding any rights or warrants referred to in Section 15.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 15.05(a)) (any of the foregoing hereinafter in this Section 15.05(d) called the “Distributed Property”), then, in each such case (unless the Company elects to reserve such Distributed Property for distribution to the holders of the Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the Common Shares to which such holder is entitled, the amount and kind of such Distributed Property which such holder would have received if such holder had converted its Notes into Common Shares immediately prior to the Record Date for such distribution of the Distributed Property) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

(ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Property so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one Common Share is equal to or greater than the Current Market Price on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each Note on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this

Section 15.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date for such distribution. Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company or a Subsidiary, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time plus (B) the Fair Market Value of the securities distributed in respect of each Common Share for which this Section 15.05(d) applies, which shall equal the number of securities distributed in respect of each Common Share multiplied by the average of the Closing Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time; and

(ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Time, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each Note on the Record Date with respect to such distribution.

Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 15.05 (and no adjustment to the Conversion Rate under this Section 15.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 15.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 15.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 15.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to holders of Notes upon conversion by such holders of Notes into Common Shares.

For purposes of this Section 15.05(d) and Section 15.05(a) and (b), any dividend or distribution to which this Section 15.05(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such Common Shares or rights or warrants (and any Conversion Rate adjustment required by this Section 15.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate adjustment required by Section 15.05(a) and Section 15.05(b) with respect to such dividend or distribution shall then be made), except any Common Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on such Record Date” within the meaning of Section 15.05(a).

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

(ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one Common Share,

such adjustment to be effective immediately prior to the opening of business on the day following such Record Date; provided that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the Record Date. If such dividend or distribution is not so paid or made, such Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of an Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of an Common Share on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of Common Shares outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of an Common Share on the Trading Day next succeeding the Expiration Time.

such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) For purposes of this Section 15.05, the following terms shall have the meaning indicated:

(i) “Current Market Price” shall mean the average of the daily Closing Sale Prices per Common Share for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trade, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which Section 15.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Shares during such period.

(ii) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(iii) “Trading Day” shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the American Stock Exchange, New York Stock Exchange or another national securities exchange, a day on which the American Stock Exchange, New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(h) If at any time the Company shall become obligated to issue Performance Warrant Shares, the Conversion Rate in effect immediately prior thereto shall immediately thereafter be, for each $100,000 principal amount of Notes, the number of Common Shares into which such principal amount of Notes shall have been convertible immediately prior to the Company becoming obligated to issue the Performance Warrant Shares plus the number which is equal to the fraction, (X) the numerator of which is 8.34% of the maximum number of Common Shares into which the Series A Preferred Shares issuable upon exercise of the Performance Warrants shall be convertible at the then current conversion rate therefor, and (Y) the denominator of which is 250.

(i) The Company may make such increases in the Conversion Rate, in addition to those required by Section 15.05(a), (b), (c), (d), (e), or (f) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law and rules of the principal trading market for the Common Shares, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 15.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Shares pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Shares or convertible or exchangeable securities or rights to purchase Common Shares or convertible or exchangeable securities. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Notes are convertible.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Security Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the Record Date for a dividend or distribution described in Section 15.05(a), (3) the Record Date for the issuance of rights or warrants as described in Section 15.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.05(f) (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03. For purposes of this Section 15.05(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m) For purposes of this Section 15.05, the number of Common Shares at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Shares (other than a subdivision or combination to which Section 15.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Common Shares issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized Common Shares are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Shares did not exercise such holder’s rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised (“Non-electing share”), then for the purposes of this Section 15.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Security Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 15.06 applies to any event or occurrence, Section 15.05 shall not apply.

Section 15.07. Taxes on Shares Issued. The issuance of share certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 15.08. Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Shares. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares, sufficient Common Shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the Common Shares issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Shares at such adjusted Conversion Rate.

The Company covenants that all Common Shares which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any Common Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company covenants that, if at any time the Common Shares shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, all Common Shares issuable upon conversion of the Note; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Shares until the first conversion of the Notes into Common Shares in accordance with the provisions of this Indenture, the Company covenants to list such Common Shares issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.09. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, register the transfer of or deliver any Common Shares or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Notes upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.10. Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Shares that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Shares of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at such holder’s address appearing on the Security Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.11. Shareholder Rights Plans. Each Common Share issued upon conversion of Notes pursuant to this Article 15 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Shares issuable upon conversion of the Notes, the Conversion Rate will be adjusted in accordance with Section 15.05(d) treating all rights previously issued as Distributed Property for purposes of such adjustment, subject to readjustment in the event of the expiration, termination or redemption of the rights.

Section 15.12. Transfer Restrictions. (a) Common Shares issued upon conversion of Restricted Notes (all Common Shares issued in exchange therefor or substitution thereof) shall be represented by certificates bearing the Regulation S Legend and shall be subject to the restrictions or transfer set forth in the Regulation S Legend.

(b) Any Common Shares as to which such restrictions on transfer as to which the conditions for removal of the Regulation S Legend have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the Regulation S Legend.

ARTICLE XVI

SUBORDINATION OF NOTES

Section 16.01. Agreement of Subordination. The Company covenants and agrees, and each holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 16 and to the terms and conditions of the Intercreditor Agreement, and each Person holding any Notes, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and Interest on all Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.02 or submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture or any other payment payable in respect of Notes pursuant to the provisions of this Indenture) issued hereunder and any claim for rescission or damages in respect thereof shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred, and the Company agrees that the subordination is for the benefit of and enforceable by the holders of such Senior Debt. For purposes of this Article 16, the Debt evidenced by the Notes shall be deemed to include any Additional Interest. The Notes shall in all respects rank pari passu with all other Subordinated Debt of the Company, and only Debt of the Company that is Senior Debt of the Company shall rank senior to the Notes in accordance with the provisions set forth herein.

No provision of this Article 16 shall prevent the occurrence of any default or Event of Default hereunder or have any effect on the rights of the holders of the Notes or the Trustee to accelerate the maturity of the Notes.

Section 16.02. No Payments to Holders upon Defaults Relating to Senior Debt. (a) No payment shall be made with respect to the principal of, premium, if any, or Interest on the Notes (including, but not limited to, the redemption price with respect to the Notes to be called for redemption in accordance with Section 3.02 or submitted for repurchase in accordance with Section 3.05 or Section 3.06 as the case may be, as provided in this Indenture or any other payment payable in respect of Notes pursuant to the provisions of this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 16.09, upon:

(i) the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise;

(ii) a default, or event which after notice or passage of time or both would be a default, in the payment of principal (including any letter of credit reimbursement obligations), premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law), rent, commissions or other obligations in respect of Senior Debt occurs and is continuing (a “Payment Default”); or

(iii) a default, , or event which after notice or passage of time or both would be a default, other than a Payment Default, on any Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity (or in the case of any lease that is Senior Debt, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) (a “Non-Payment Default”) and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a holder of Senior Debt or a Representative of Senior Debt.

If the Trustee receives any Payment Blockage Notice pursuant to clause (iii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 16.02 unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, any premium and Additional Interest, and interest on the Notes that have come due have been paid in full. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

(b) The Company may and shall resume payments on and distributions in respect of the Notes (including, but not limited to, the redemption price with respect to the Notes to be redeemed):

(1) in the case of a Payment Default, on the date upon which any such Payment Default and all other Payment Defaults are cured or waived or ceases to exist,

(2) in the case of a Non-Payment Default, on the earlier of (a) the date upon which such default and all other Non-Payment Defaults are cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the Trustee if the maturity of such Senior Debt has not been accelerated and there is no Payment Default (or in the case of any lease, 179 days after notice is received if the Company and the Trustee have not received notice that the lessor under such lease has exercised its right to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder and there is no Payment Default), or

(3) upon the earlier of the payment in full in cash of the obligations outstanding under and the satisfaction and discharge or defeasance of Designated Senior Debt,

unless this Article 16 otherwise prohibits the payment or distribution at the time of such payment or distribution.

Section 16.03. Payments over to Senior Debt upon Dissolution. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash before any payment is made on account of the principal of, premium, if any, or Interest on the Notes (except payments made pursuant to Article 11 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provisions of this Article 16, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the Notes or to the Trustee.

For purposes of this Article 16, the words, “cash, property or securities” shall not be deemed to include Permitted Junior Securities. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 16.03 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5.

Section 16.04. Prior Payment of Senior Debt upon Acceleration of Notes. If the maturity of the Notes has been accelerated because of a Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or Interest on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.02 or submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 16.09 until all Senior Debt has been paid in full in cash or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of a Default, the Company or, at the Company’s request and expense, the Trustee shall promptly notify holders of Designated Senior Debt of the acceleration. If any Designated Senior Debt of the Company is outstanding, the Company may not pay the Notes (other than Permitted Junior Securities) until five Business Days after such holders or the Representative of such Designated Senior Debt receive notice of such acceleration and have received the payment in full in cash of all the outstanding amount under such Designated Senior Debt, thereafter, may pay the Notes only if this Article 16 otherwise permits payment at that time.

Section 16.05. Payment over to Senior Debt. In the event that, notwithstanding Sections 16.02, 16.03 or 16.04, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by Section 16.02, 16.03 or 16.04 shall be received by the Trustee or the holders of the Notes before all Senior Debt is paid in full in cash or provision is made for such payment thereof in accordance with its terms to the extent that the Trustee or any holder of the Notes has acquired notice, by whatever means, that all Senior Debt has not been paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

Nothing in Section 16.02, 16.03 or 16.04 and this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 16.06. Subrogation. Subject to the payment in full in cash of all Senior Debt, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 16 (equally and ratably with the holders of all Debt of the Company which by its express terms is subordinated to other Debt of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, premium, if any, and Interest on the Notes shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article 16, and no payment pursuant to the provisions of this Article 16, to or for the benefit of the holders of Senior Debt by holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article 16, which would otherwise have been paid to the holders of Senior Debt, shall, as among the Company and its creditors other than the holders of Notes, be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article 16 are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

Section 16.07. Payment Obligations Unconditional. Nothing contained in this Article 16 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of, premium, if any, and Interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or, subject to Section 6.04, the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 16 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 16.08. Authorization to Effect Subordination. Each holder of a Note by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 16 and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section 6.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

Section 16.09. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article 16. Notwithstanding the provisions of this Article 16 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 16, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or Interest on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 16.09, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

Notwithstanding anything in this Article 16 to the contrary, nothing shall prevent any payment by the Trustee to the holders of the Notes of monies deposited with it pursuant to Section 11.01.

The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Debt pursuant to this Article 16 unless it has received satisfactory evidence as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 16, except in the case of (i) and (ii) if such failure or payment or delivery is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 16.10. Trustee’s Relation to Senior Debt. The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. The Security Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 16 with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Debt; and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 16 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 or any other Section of this Indenture.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 16, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Debt (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver money to holders of Notes, the Company or any other Person in compliance with this Article 16, except in the case of clause (i) or (ii) if such failure or payment or delivery is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 16.11. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Debt may be created, renewed or extended and holders of Senior Debt may exercise any rights under any instrument creating or evidencing such Senior Debt, including, without limitation, any waiver of default thereunder, without any notice to or consent from the holders of the Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Debt or any terms or conditions of any instrument creating or evidencing such Senior Debt shall in any way alter or affect any of the provisions of this Article 16 or the subordination of the Notes provided thereby.

Section 16.12. Certain Conversions not Deemed Payment. For the purposes of this Article 16 only, (1) the issuance and delivery of Permitted Junior Securities upon conversion of Notes in accordance with Article 15 and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Note as a result of any transaction specified in Section 15.06 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or Interest on Notes or on account of the purchase or other acquisition of Notes. Nothing contained in this Article 16 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Article 15.

Section 16.13. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 16 shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article 16 in addition to or in place of the Trustee; provided that the first paragraph of Section 16.09 and the second paragraph of Section 16.10 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 16.14. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon the provisions of this Article 16, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Section 16.15. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 16, the Trustee and the holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by express overnight air courier for next day delivery or sent by telecopier transmission addressed as follows: to No. 18, Xinyuan Road, Zhengzhou City, Henan, PRC, Telecopier No.: +(86) 0371 6565 1168, Attention: Longgen Zhang. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Hong Kong and Shanghai Banking Corporation Limited, Level 30, HSBC Main Building, 1 Queen’s Road, Central, Hong Kong, Telecopier No.: +852 2801 5586, Attention: Corporate Trust and Loan Agency.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to such holder by first class mail, postage prepaid, or sent by express overnight air courier for next day delivery at his address as it appears on the Security Register and shall be sufficiently given to such holder if so mailed within the time prescribed. So long as the Notes are represented by a Global Note which is held by the Common Depositary on behalf of Euroclear and Clearstream, notices to a Noteholder may be given by delivery of the relevant notice to Euroclear and Clearstream for communication by it to entitled accountholders in substitution for notification as required elsewhere in this Indenture or in the Notes.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.04. Governing Law. This Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Section 17.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 17.06. Legal Holidays. In any case in which the date of maturity of Interest on or principal of the Notes or the redemption date of any Note, or the last day on which a Noteholder has a right to convert such holder’s Note, will not be a Business Day, then payment of such Interest on or principal of the Notes, or delivery for conversion of such Note, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date or by such last date of conversion, and no Interest shall accrue for the period from and after such date.

Section 17.07. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Security Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.08. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.09. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 17.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Security Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 12.03 and this Section 17.09 shall be applicable to any authenticating agent.

Section 17.10. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.12. Company Responsible for Making Calculations. The Company will be responsible for making all calculations required under the Notes. The Company will make these calculations in good faith and absent manifest error, these calculations will be final and binding on the holders of the Notes. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations any holder upon the written request of such holder.

Section 17.13. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

The Hongkong and Shanghai Banking Corporation Limited hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

XINYUAN REAL ESTATE CO., LTD. as Company

By:
Name:
Title:

XINYUAN REAL ESTATE, LTD. as Guarantor

By:
Name:
Title:

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as Trustee and the Agents

By:
Name:
Title:

EXHIBIT A

[GLOBAL SECURITIES LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”), OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[REGULATION S LEGEND]

UNTIL 40 DAYS AFTER THE LATER OF THE DAY ON WHICH THE NOTES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S, AS DEFINED BELOW) AND THE DATE OF THE CLOSING OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES (AS DEFINED IN THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A OR ANOTHER APPLICABLE EXEMPTION THEREUNDER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE DATE OF ORIGINAL ISSUANCE (OR OF ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUER, THE TRUSTEE, THE REGISTRAR AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE, THE REGISTRAR AND THE TRANSFER AGENT IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF

THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE DATE OF ORIGINAL ISSUANCE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]1

XINYUAN REAL ESTATE CO., LTD.

2% GUARANTED CONVERTIBLE SUBORDINATED NOTES DUE 2012

ISIN: XS0293107859

Common Code: 029310785

No.	$

XINYUAN REAL ESTATE CO., LTD., a company incorporated with limited liability in the Cayman Islands (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to HSBC Nominees (Hong Kong) Limited or its registered assigns, [the principal sum of TWENTY-FIVE MILLION Dollars] [the principal sum as set forth on Schedule I hereto]1 on April 15, 2012 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually on April 15 or October 15 of each year, commencing October 15, 2007 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2%, from the April 15 or October 15, as the case may be, next preceding the date of this Note to which Interest has been paid or duly provided for, or unless no Interest has been paid or duly provided for on the Notes, in which case from April 13, 2007 to but excluding the following Interest Payment Date until payment of said principal sum has been made or duly provided for; provided, that if a Qualifying IPO does not occur prior to October 15, 2009 the Notes will bear interest at 8.0% per annum (together with any Additional Interest and Additional Amounts that the Company may be required to pay) from and including October 15, 2009 until maturity. Except as otherwise provided in the Indenture, the Interest payable on the Note pursuant to the Indenture on any April 15 or October 15 will be paid to the Person entitled thereto as it appears in the Security Register at the close of business on the record date, which shall be the April 1 or October 1 (whether or not a Business Day) next preceding such April 1 or October 1, as provided in the Indenture; provided that any such Interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Common Depositary or its nominee.

[1]	Include in Global Note.

The Company promises to pay Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and (to the extent that payment of such Interest is enforceable under applicable law) interest (including post-petition interest in any proceeding under any Bankruptcy Law) at the rate of 4.0% per annum.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and Interest on the Notes to the prior payment in full in cash of all Senior Debt, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Shares of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

So long as the Notes are represented by a Global Note which is held by the Common Depositary on behalf of Euroclear or Clearstream, notices to a Noteholder may be given by delivery of the relevant notice to Euroclear or Clearstream for communication by it to entitled accountholders in substitution for notification as required elsewhere.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

XINYUAN REAL ESTATE CO., LTD.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED,

as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF SECURITY

XINYUAN REAL ESTATE CO., LTD.

2% GUARANTEED CONVERTIBLE SUBORDINATED NOTES DUE 2012

This Note is one of a duly authorized issue of Notes of the Company, designated as its “2% Guaranteed Convertible Subordinated Notes due 2012” (herein called the “Notes”), issued under and pursuant to an Indenture dated as of April 12, 2007 (herein called the “Indenture”), between the Company and The Hongkong and Shanghai Banking Corporation Limited, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued and unpaid Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

(a) The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of the holders of all Notes then outstanding, (i) extend the fixed maturity of any Note; (ii) reduce the rate or extend the time of payment of Interest thereon; (iii) reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, or the time of such payment, whether pursuant to Section 3.06, 4.12, or 4.17 of the Indenture or otherwise; (iv) change the obligation of the Company to repurchase any Note, or the time of such payment, upon the happening of a Designated Event in a manner adverse to the holders of Notes; (v) impair the right of any Noteholder to institute suit for the payment thereof or of any Guarantee; (vi) make any change in any Guarantee that would adversely affect the Holders; (vii) make the principal thereof or Interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes; (viii) impair the right to convert the Notes into Common Shares or reduce the number of Common Shares or any other property receivable by a Noteholder upon conversion subject to the terms set forth herein, including Section 15.05 and Section 15.06 of the Indenture; (ix) modify any of the provisions of Section 8.02 or Section 6.07 of the Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected; (x) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 of the Indenture; (xi) modify the obligation of the Company to deliver information required under Rule 144A to permit resales of the Notes or the Common Shares issuable upon conversion thereof, at such times that the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, in a manner adverse to the holders; (xii) reduce the quorum or voting requirements set forth in Article 13 of the Indenture; (xiii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture; (xiv) modify the provisions of the Indenture with respect to the subordination of Notes in a manner adverse to the holders of the Notes in any material respect, in each case, without the consent of the holder of each Note so affected; (xv) (A) release the security interest granted in favor of the holders of the Notes in the Collateral other than pursuant to the terms of the Security Documents, or (B) release any other security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest; or (xvi) change the obligation of the Company to repurchase any Note at the option of a Noteholder on a Repurchase Date in a manner adverse to the holders of Notes.

Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest, or any premium on, or the principal of, any of the Notes, (B) a failure by the Company to convert any Notes into Common Shares of the Company, (C) a default in the payment of the redemption price pursuant to Article 3 of the Indenture, (D) a default in the payment of the repurchase price pursuant to Article 3 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture which under Article 8 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by Section 6.07 of the Indenture, said default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $100,000 principal amount and any multiple of $100,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but may be with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company may not elect to redeem any Notes prior to their maturity.

The Company may not give notice of any redemption of the Notes if a default in the payment of Interest, or premium, if any, on the Notes has occurred and is continuing or if the principal amount of the Notes has been accelerated.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Designated Event occurs at any time prior to maturity of the Notes, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder, on a date specified by the Company not less than twenty (20) and not more than thirty-five (35) Business Days after notice thereof at a cash repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest, on such Note up to, but excluding, the Designated Event Repurchase Date; provided that if the repurchase date falls after a record date and on or prior the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for repurchase on such date. The Notes will be subject to repurchase in multiples of $100,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 10th day after the occurrence of such Designated Event. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Designated Event Repurchase Notice” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time prior to the close of business on the Designated Event Repurchase Date, and shall deliver the Notes to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

Holders have the right to withdraw any Designated Event Repurchase Notice by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal prior to the close of third Business Day immediately prior to the Designated Event Repurchase Date (which notice shall be received by the Trustee no later on the third Business Day immediately prior to the Designated Event Repurchase Date) all as provided in the Indenture.

If sufficient money to pay the repurchase price of all Notes or portions thereof to be purchased as of the Designated Event Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date, the Notes will cease to be outstanding, Interest will cease to accrue on such Notes (or portions thereof) immediately after the Designated Event Repurchase Date, and the holder thereof shall have no other rights as such other than the right to receive the repurchase price upon surrender of such Note.

Subject to the provisions of the Indenture, at any time prior to the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $100,000 principal amount of the Notes into 38,388 shares of the Company’s Common Shares (a conversion price of approximately $2.6049 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse thereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of Interest to the close of business on the Business Day preceding the following interest payment date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if the Company has specified a repurchase date following a Designated Event that is during such period or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid Interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into the Company’s Common Shares and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

To the extent provided in the Indenture, the Notes are subordinated to Senior Debt, as defined in the Indenture and pari passu with any and all other Subordinated Debt, as defined in the Indenture, of the Company. To the extent provided in the Indenture and an intercreditor agreement (the “Intercreditor Agreement”) dated the Issue Date with the trustee under the Company’s Guaranteed Senior Secured Floating Rate Notes due 2010, Senior Debt must be paid in full in cash before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and the Intercreditor Agreement and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Security Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Security Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall be valid, and, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of or any premium or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and construed in accordance with the laws of New York.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

TO:	XINYUAN REAL ESTATE CO., LTD.

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Xinyuan Real Estate Co., Ltd. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes upon the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $100,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Designated Event Repurchase Date, to the registered holder hereof, provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such Designated Event Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the portion thereof, together with accrued Interest to, by excluding, the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Indenture, provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the full amount of Interest payable on such interest payment date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such Designated Event Repurchase Date. The undersigned registered owner elects:

[    ] to withdraw this Designated Event Repurchase Notice as to $[            ] principal amount of the Notes to which this Designated Event Repurchase Notice relates (Certificate Numbers:            ), or

[    ] to receive cash in respect of $[            ] principal amount of the Notes to which this Designated Event Repurchase Notice relates.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

A-1

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.06, Section 4.12 or 4.17 of the Indenture, check the box below:

Section 3.06	Purchase Date:

Section 4.12

Section 4.17

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.06, 4.12 or 4.17 of the Indenture, state the amount you elect to have purchased: $

Date:

Your Signature:
(Sign exactly as your name appears on the Note)

A-2

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the date that is two years after the last original issue date of the Initial Notes (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

To Xinyuan Real Estate Co., Ltd. or a subsidiary thereof; or

To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

Pursuant to a Registration Statement which has been declared effective under the U.S. Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to Xinyuan Real Estate, Ltd. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

NOTICE: The signature on the Conversion Notice, the Designated Event Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-3

Schedule I*

XINYUAN REAL ESTATE, LTD.

2% GUARANTEED CONVERTIBLE SUBORDINATED NOTES DUE 2012

No.

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee

*	To be included only for a Global Note.

A-4

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated April 13, 2007 (the “Indenture”), among Xinyuan Real Estate Co., Ltd., as issuer (the “Company”), the Guarantor listed on the signature pages thereto and The Hongkong and Shanghai Banking Corporation Limited as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Section 9.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR NAME]

By:
Name:
Title:

A-1

EXHIBIT C

SECURITY DOCUMENTS

A-1

EXHIBIT D

FORM OF NOTE CONVERSION NOTICE

NOTE CONVERSION NOTICE

Name of Company

Transaction Details

PLEASE READ THE NOTES AT THE END OF THIS NOTICE BEFORE COMPLETING THIS NOTICE.

Please fax the completed Note Conversion Notice to:

THE HONGKONG AND SHANGHAI BANKING

CORPORATION LIMITED

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

Fax No.	(+852) 2801 5586
Attention:	Corporate Trust and Loan Agency

Please enter principal amount and serial or identifying numbers of Notes to be converted:

Total principal amount of Notes:

Serial or identifying number of Notes*:

ISIN number of Notes:

*	Not required for Notes represented by a Global Note. Attach extra sheets if necessary.

TO:	The Hongkong and Shanghai Banking Corporation Limited

Xinyuan Real Estate Co., Ltd. (the “Company”)

I/We, being the holder(s) of the Notes specified above, hereby irrevocably elect to convert such principal amount of Notes (being US$100,000 in principal amount) as indicated above into common shares (“Common Shares”) in accordance with Article 15 of the Indenture.

A-1

Please complete Item A below:

A. Information on the Registered holder of the Common Shares

Name and address of the person in whose name Common Shares (as defined in the Indenture) are to be registered (if applicable) upon conversion of the Notes:

Name:

Address:

A-2

Please read and complete Items B through H below:

B. Delivery of the Required Documents. I/we have provided the Conversion Agent with the Notes to be converted hereby and any documents required in relation to the declarations below or to verify the same accompany this form.

C. Acknowledgement of the Closed Period. I/we hereby declare that I/we have been notified by the Company that the Company’s register of shareholders may be closed from time to time. I/We hereby declare that any applicable condition to convert of the Notes, if any, has been complied with by me/us, that I/we am/are not acting on behalf of the Company or any of its affiliates and that the Common Shares issued upon conversion are not when received by the converting holder of the Notes “restricted securities” under the U.S. Securities Act of 1933, as amended.

D. Taxes and Duties Payable. I/We hereby declare that all stamp, issue, registration or similar taxes and duties payable on conversion of the Notes in the jurisdiction where the Notes are delivered have been paid.

E. Approvals etc. I/We hereby declare that all approvals, consents and authorizations (if any) required by applicable laws to be obtained by me/us prior to the said conversion have been obtained and are in full force and effect and that any applicable condition thereto has been complied with by me/us.

F. Not Located in the United States and Not a US Person. I/we certify that I am/we are not located in the United States, am/are not US person or persons (as defined in Regulation S under the Securities Act) and are not converting Notes on behalf of a US person or persons.

H. Converting holder’s Information and Signature.

Please complete the following information with respect to the converting holder of the Note

Name:
Date:

Signature:

Nationality:

Address:

Euroclear/Clearstream* Account No.:
Contact Person:

A-3

Daytime Telephone No.:

Fax No.:

Email Address:

*	Delete as appropriate.

For Conversion Agent’s use only:

1	Notes Deposited for Conversion.

(a)	Notes conversion identification reference:

(b)	Deposit Date:

(c)	Conversion Date:

2	Common Shares to be Issued Upon conversion.

(a)	Aggregate principal amount of Notes deposited for conversion:

(b)	Conversion Price on Conversion Date:

(c)	Number of Common Shares deliverable:

(disregard fractions)

3	Amount of cash payment due to converting Noteholder in respect of fractions of Common Shares (if applicable):

N.B. The Conversion Agent must complete items 1, 2 and 3 (if applicable).

A-4

NOTES

1 This Conversion Notice shall be void unless the applicable Sections A through H above are duly completed and must be deposited during the Conversion Period.

2 Your attention is drawn to Section 15 of the Indenture with respect to the conditions precedent which must be fulfilled before the Notes specified above shall be treated as effectively deposited for conversion.

3 If a retroactive adjustment of the Conversion Price contemplated by the terms and conditions of the Notes is required in respect of a conversion of Notes, additional Common Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) shall be delivered or dispatched in accordance with the Indenture.

4 Despatch of share certificates or other securities or property will be made at the risk of the converting Noteholder and the converting Noteholder will be required to submit any necessary documents required in order to effect, despatch in the manner specified.

A-5

EXHIBIT E

FORM OF AGENT CONVERSION FAX FROM CONVERSION AGENT

[To be sent by fax by a Conversion Agent to the Company and by fax to the Registrar]

To:	Xinyuan Real Estate Co., Ltd. (Company) (Fax: +(86) 0371 6565 1168)

(Attention:)

Notes conversion identification reference:

Deposit Date:

Conversion Date:

(A)

(B)

(C)

(D)

(E)

(F)

Regards

The Hongkong and Shanghai Banking Corporation Limited

Explanation:

Against the letters (A) to (F) inclusive shall be inserted the following information with respect to the relevant Conversion Notice:

(A)    =     name and address of the converting holder of the Notes or participant in Euroclear and Clearstream in which the Notes is held at such time,

(B)    =    aggregate principal amount of Notes deposited by the same holder of the Notes and to be converted,

(C)    =    serial or identifying numbers of such Notes(s),

(D)    =    number of Common Shares (excluding fractions) issuable upon conversion to such holder of the Notes,

(E)    =    name and address of the person in whose name the Common Shares issuable upon conversion are to be registered,

(F)    =    Deposit Date, Conversion Date and the Conversion Price in respect of the conversion, and

A-6